     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 18, 1996



                                             REGISTRATION STATEMENT NO. 333-3457

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                AMENDMENT NO. 1


                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                       BANC ONE AUTO GRANTOR TRUST 1996-B
                   (Issuer with respect to the Certificates)
                            BANC ONE ABS CORPORATION
             (Exact name of registrant as specified in its charter)


             OHIO                                                NOT AVAILABLE
 (State or other jurisdiction                                    (IRS Employer
     of incorporation or                                         Identification
        organization)                                               Number)


                             100 EAST BROAD STREET
                           COLUMBUS, OHIO 43271-0158
                                 (614) 248-5700
         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                           --------------------------

                           STEVEN ALAN BENNETT, ESQ.
                              BANC ONE CORPORATION
                             100 EAST BROAD STREET
                           COLUMBUS, OHIO 43271-0158
                                 (614) 248-5700
      (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           --------------------------

                                   COPIES TO:

       KIM L. SWANSON, ESQ.                KENNETH L. WAGNER, ESQ.              REED D. AUERBACH, ESQ.
     SQUIRE, SANDERS & DEMPSEY              BANC ONE CORPORATION               STROOCK & STROOCK & LAVAN
      1300 HUNTINGTON CENTER                100 EAST BROAD STREET                SEVEN HANOVER SQUARE
       41 SOUTH HIGH STREET               COLUMBUS, OHIO 43271-0158            NEW YORK, NEW YORK 10004
       COLUMBUS, OHIO 43215

                           --------------------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                           --------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE


                                                              PROPOSED MAXIMUM    PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF                AMOUNT TO        OFFERING PRICE        AGGREGATE           AMOUNT OF
      SECURITIES TO BE REGISTERED         BE REGISTERED (1)     PER UNIT (1)     OFFERING PRICE (1)  REGISTRATION FEE
Class A Asset Backed Certificates......  $293,459,000.00(2)         100%          $293,459,000.00        $101,193
Class B Asset Backed Certificates......   $12,227,731.53(2)         100%           $12,227,731.53         $4,217
TOTAL..................................  $305,686,731.53(2)         100%          $305,686,731.53       $105,410(3)


(1) Estimated solely for the purpose of calculating the registration fee.
(2) Includes an indeterminate amount of Certificates as may be offered or sold in connection with market making activities by an affiliate of the Registrant.

(3) A fee of $344.84 has previously been paid.


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                EXPLANATORY NOTE


    This Registration Statement contains a Prospectus relating to a public offering by Banc One Auto Grantor Trust 1996-B of $305,686,731.53 aggregate principal balance of Asset Backed Certificates (the "Certificates"). The Prospectus may be used in connection with offers and sales relating to
market-making   transactions  in  the  Certificates   by  an  affiliate  of  the
Registrant.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED JUNE 18, 1996


                                $305,686,731.53



                       BANC ONE AUTO GRANTOR TRUST 1996-B
             $293,459,000.00 CLASS A    % ASSET BACKED CERTIFICATES
             $12,227,731.53 CLASS B    % ASSET BACKED CERTIFICATES


                            BANC ONE ABS CORPORATION
                                     SELLER

                             ---------------------


                             BANK ONE, ARIZONA, NA
                                    SERVICER

                             ---------------------


    Banc One Auto Grantor Trust 1996-B (the "Trust") will be formed pursuant to a Pooling and Servicing Agreement dated as of June 1, 1996, between Banc One ABS Corporation, an Ohio corporation, as seller, Bank One, Arizona, NA, a national banking association, as servicer, and Bankers Trust Company, as trustee, and will issue $293,459,000.00 aggregate principal balance of % Class A Asset Backed Certificates (the "Class A Certificates") and $12,227,731.53 aggregate principal balance of % Class B Asset Backed Certificates (the "Class B Certificates" and, together with the Class A Certificates, the "Certificates").



    The assets  of  the  Trust will  include  a  pool of  motor  vehicle  retail installment sale contracts (the "Receivables") secured by new or used automobiles, vans or light duty trucks, certain payments made thereunder on or after June 1, 1996 (the "Cutoff Date"), security interests in the vehicles financed thereby, and the proceeds thereof. The Trust may also draw on funds on deposit in the Reserve Fund, to the extent described herein, to meet shortfalls in amounts due to Certificateholders on any Distribution Date.



    The Class A Certificates will evidence in the aggregate an undivided ownership interest in approximately 96% of the Trust. The Class B Certificates will evidence in the aggregate an undivided ownership interest in approximately 4% of the Trust. Principal and interest at the applicable Class A or Class B Pass-Through Rate will be distributed to Certificateholders on or about the fifteenth day of each month, commencing July 15, 1996. The rights of the holders of the Class B Certificates to receive distributions are subordinated to the rights of holders of the Class A Certificates to the extent described herein. The outstanding principal balance, if any, of the Certificates will be due and payable on the February 2003 Distribution Date (the "Final Scheduled Distribution Date").

                           --------------------------

  FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE CERTIFICATES, SEE "RISK
                             FACTORS" BEGINNING ON PAGE 10.



THE  CERTIFICATES REPRESENT  INTERESTS IN THE  TRUST ONLY AND  DO NOT REPRESENT
 OBLIGATIONS OF  OR  INTERESTS  IN  BANK  ONE,  ARIZONA,  NA,  BANC  ONE  ABS
   CORPORATION  OR ANY OF THEIR AFFILIATES.  NONE OF THE CERTIFICATES OR THE
        RECEIVABLES ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.


THESE SECURITIES HAVE NOT  BEEN APPROVED OR DISAPPROVED  BY THE SECURITIES  AND
 EXCHANGE   COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES AND EXCHANGE  COMMISSION OR ANY  STATE SECURITIES  COMMISSION
     PASSED  UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS  PROSPECTUS.  ANY
                 REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                PRICE TO    UNDERWRITING     PROCEEDS TO
                                                                 PUBLIC       DISCOUNTS     THE SELLER(1)
                                                               ----------  ---------------  -------------
Per Class A Certificate......................................           %              %               %
Per Class B Certificate......................................           %              %               %
Total........................................................  $             $               $

- --------------------------


(1) Before deducting expenses, estimated to be $533,000.

                           --------------------------


    The Certificates are offered by the Underwriters when, as and if issued by the Trust, delivered and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Certificates in book-entry form will be made through the facilities of The Depository Trust Company on the Same Day Funds Settlement System and Cedel Bank, societe anonyme ("Cedel"), and the Euroclear System ("Euroclear") on or about
June   , 1996.


    After the initial distribution of the Certificates by the Underwriters, this Prospectus may be used by Banc One Capital Corporation, an affiliate of the Seller, in connection with offers and sales relating to market making transactions in the Certificates. Banc One Capital Corporation may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. Certain information in this Prospectus will be updated from time to time as described in "Incorporation of Certain Documents by Reference."


BANC ONE CAPITAL CORPORATION                                SALOMON BROTHERS INC



                  The date of this Prospectus is June   , 1996

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE CERTIFICATES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                         REPORTS TO CERTIFICATEHOLDERS

    Unless and until Definitive Certificates are issued, monthly and annual unaudited reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Certificates. Certificateholders may elect to hold their securities through any of DTC (in the United States) or Cedel or Euroclear (in Europe). DTC will forward such reports to Participants, Cedel Participants and Euroclear Participants. See "The Certificates--Book-Entry Registration" and "--Statements to Certificateholders." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Servicer, on behalf of the Trust, will file with the Securities and Exchange Commission (the "Commission") such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                             AVAILABLE INFORMATION

    The Seller has filed with the Commission a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Certificates offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at the Northwestern Atrium Building, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and at Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington. D.C. 20549, at prescribed rates.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    All reports and other documents filed by the Servicer, on behalf of the Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Certificates offered hereby shall be deemed incorporated by reference into this Prospectus and to be a part hereof. After the initial distribution of the Certificates by the Underwriters and in connection with market making transactions by Banc One Capital Corporation, this Prospectus will be distributed together with, and should be read in conjunction with an accompanying supplement to the Prospectus. Such supplement will contain the reports described above and generally will include the information contained in the monthly statements furnished to Certificateholders. See "The Certificates--Statements to Certificateholders." Any statement contained herein or in a document deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute part of this Prospectus.

    The Servicer will provide without charge to each person, including any beneficial owner of Certificates, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all the documents incorporated herein by reference (other than exhibits to such documents). Written requests for such copies should be directed to BANC ONE CORPORATION, 100 East Broad Street, Columbus, Ohio 43271-0133, Attention:
Structured Finance. Telephone requests for such copies should be directed to BANC ONE CORPORATION at (614) 248-6347.

                                SUMMARY OF TERMS

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS. CERTAIN CAPITALIZED TERMS USED IN THIS SUMMARY ARE DEFINED ELSEWHERE IN THIS PROSPECTUS ON THE PAGES INDICATED IN THE INDEX OF PRINCIPAL TERMS.


Issuer............................  Banc One Auto Grantor Trust  1996-B (the "Trust" or  the
                                    "Issuer").
Seller............................  Banc One ABS Corporation (the "Seller"), an affiliate of the Servicer and the Subservicer. See "The Seller."
Servicer..........................  Bank  One, Arizona, NA (the "Servicer" or the "Bank"). A
                                    portion of the  Receivables will be  serviced by  Valley
                                    National  Financial Services  Company (the "Subservicer"
                                    or "Valley National"), a wholly-owned subsidiary of Bank
                                    One, Arizona, NA See "The Servicer and the Subservicer."
Trustee and Collateral Agent......  Bankers Trust Company, a  New York banking  corporation, not  in its  individual capacity, but  solely as trustee
                                    for the Trust  (the "Trustee") and  as collateral  agent
                                    with  respect  to  the  Reserve  Fund  (the  "Collateral
                                    Agent").
Securities Offered................  Banc One  Auto  Grantor  Trust  1996-B  will  issue  two classes of Certificates (each, a "Class") with one class
                                    of  senior certificates (the "Class A Certificates") and
                                    one class  of subordinated  certificates (the  "Class  B
                                    Certificates"   and,   together   with   the   Class   A
                                    Certificates, the "Certificates") pursuant to a  Pooling
                                    and  Servicing Agreement dated  as of June  1, 1996 (the
                                    "Agreement") among  the  Seller, the  Servicer  and  the
                                    Trustee.  Each Certificate  will represent  a fractional
                                    undivided interest in the assets of the Trust. The Class
                                    A Certificates will  be issued in  an initial  aggregate
                                    principal amount of $293,459,000.00 (the "Original Class
                                    A Principal Balance") and will evidence in the aggregate
                                    an  undivided ownership interest in approximately 96% of
                                    the Trust (the "Class A Percentage").
                                    The Class B  Certificates will be  issued in an  initial
                                    aggregate   principal  amount   of  $12,227,731.53  (the
                                    "Original Class B Principal Balance") and will  evidence
                                    in  the  aggregate  an undivided  ownership  interest in
                                    approximately  4%   of   the   Trust   (the   "Class   B
                                    Percentage").   The   Class  B   Certificates   will  be
                                    subordinated to the Class  A Certificates to the  extent
                                    described  herein.  See "Risk  Factors--Subordination of
                                    the Class B Certificates" and "The
                                    Certificates--Subordination of the Class B
                                    Certificates."
Registration of the                 The Certificates  will  be  available  for  purchase  in
 Certificates.....................  denominations  of $1,000 and  integral multiples thereof in book-entry form only. See "The
                                    Certificates--General." Certificateholders  will not  be
                                    entitled  to receive a Definitive Certificate, except in
                                    the event that Definitive Certificates are issued in the
                                    limited   circumstances   described   herein.    Persons
                                    acquiring  beneficial interests in the Certificates will
                                    hold their interests through DTC in the United States or
                                    Cedel or Euroclear in Europe. See "The
                                    Certificates--Definitive Certificates."

Trust Property....................  The property of  the Trust (the  "Trust Property")  will include  (i) the  Receivables; (ii)  all monies received
                                    under the Receivables  on and  after June  1, 1996  (the
                                    "Cutoff  Date"); (iii) certain bank accounts established
                                    and maintained by the  Trustee; (iv) security  interests
                                    in  the Financed  Vehicles; (v)  the rights  to proceeds
                                    from certain  insurance policies  covering the  Financed
                                    Vehicles  or the retail purchasers  of, or other persons
                                    owing  payments   on,   the   Financed   Vehicles   (the
                                    "Obligors");  (vi)  the rights  of  the Trustee  for the
                                    benefit of the  Certificateholders under the  Agreement;
                                    (vii)  the rights  to certain payments  from the Reserve
                                    Fund; and (viii) all proceeds (within the meaning of the
                                    UCC)  of  the  foregoing.  The  Reserve  Fund  will   be
                                    maintained  for the  benefit of  the Certificateholders,
                                    but will not be part of the Trust.
The Receivables...................  The Receivables  will consist  of motor  vehicle  retail installment  sale  contracts  secured  by  new  or  used
                                    automobiles, vans or light duty trucks, including rights
                                    to receive certain  payments made with  respect to  such
                                    Receivables  on  and  after  the  Cutoff  Date, security
                                    interests  in   the  vehicles   financed  thereby   (the
                                    "Financed  Vehicles"), and the  proceeds thereof. On the
                                    date of the issuance  of the Certificates (the  "Closing
                                    Date"),  the  Trustee  will  purchase  from  the  Seller
                                    pursuant to the Agreement simple interest motor  vehicle
                                    retail  installment  sale contracts  (the "Receivables")
                                    having an aggregate principal balance of $305,686,731.53
                                    as of the Cutoff  Date. See "The Certificates--Sale  and
                                    Assignment of the Receivables."
                                    The  Receivables will consist  of loans either presently
                                    owned by the Bank or acquired by the Bank pursuant to  a
                                    loan   purchase  and  servicing   agreement  (the  "Loan
                                    Purchase and  Servicing  Agreement")  dated  as  of  the
                                    Cutoff  Date from  Valley National.  On or  prior to the
                                    Closing Date, the Bank will sell the Receivables to  the
                                    Seller pursuant to a Loan Sale Agreement dated as of the
                                    Cutoff  Date among  the Bank  and the  Seller (the "Loan
                                    Sale Agreement").  The  Receivables have  been  selected
                                    based  on the  criteria specified  in the  Agreement and
                                    described herein. As  of the Cutoff  Date, the  weighted
                                    average  annual  percentage  rate  (the  "APR")  of  the
                                    Receivables  was  approximately  12.15%,  the   weighted
                                    average   remaining  maturity  of  the  Receivables  was
                                    approximately 45.97  months  and  the  weighted  average
                                    original  maturity of the  Receivables was approximately
                                    60.12 months. As of the Cutoff Date, no Receivable has a
                                    scheduled maturity  later  than June  2002  (the  "Final
                                    Scheduled  Maturity Date"). Approximately  45.02% of the
                                    aggregate principal balance of the Receivables as of the
                                    Cutoff Date represents  financing of  new vehicles;  the
                                    remainder  represents financing of  used vehicles. As of
                                    the Cutoff Date, approximately 34.46%, 12.15% and 10.89%
                                    of the aggregate  principal balance  of the  Receivables
                                    have  Obligors with  billing addresses  in the  State of
                                    Arizona, Nevada  and  Georgia,  respectively.  See  "The
                                    Receivables  Pool" and  "Risk Factors--Regional Economic
                                    Conditions."
Class A Pass-Through Rate.........  % per annum, calculated on  the basis of a 360-day  year
                                    consisting   of  twelve  30-day  months  (the  "Class  A
                                    Pass-Through Rate").

Class B Pass-Through Rate.........  % per annum, calculated on  the basis of a 360-day  year
                                    consisting   of  twelve  30-day  months  (the  "Class  B
                                    Pass-Through Rate").
Distribution Date.................  Distributions of principal and interest will be made  on the  15th day of each month (or, if such 15th day is not
                                    a Business Day, the next succeeding Business Day) (each,
                                    a "Distribution  Date"), commencing  in July  1996.  The
                                    final  scheduled Distribution Date  is the February 2003
                                    Distribution Date  (the  "Final  Scheduled  Distribution
                                    Date"). A "Business Day" is a day other than a Saturday,
                                    a Sunday or a day on which banking institutions or trust
                                    companies  in New York, New York or Phoenix, Arizona are
                                    authorized  by  law,  regulation,  executive  order   or
                                    governmental decree to be closed.
Interest..........................  On  each Distribution Date, the Trustee will distribute, to the extent of funds available therefor, first (i) pro
                                    rata to the  holders of  the Class  A Certificates  (the
                                    "Class  A Certificateholders") as of the last day of the
                                    immediately preceding calendar month (each such date,  a
                                    "Record   Date"),  interest   in  an   amount  equal  to
                                    one-twelfth (or, in the  case of the first  Distribution
                                    Date,  a fraction, the numerator of which  is    and the
                                    denominator of which is 360) of the product of the Class
                                    A Pass-Through Rate  and the Class  A Principal  Balance
                                    after  giving effect to  distributions of principal made
                                    on the preceding  Distribution Date or,  in the case  of
                                    the  first  Distribution  Date,  the  Original  Class  A
                                    Principal Balance (the "Class A Monthly Interest")  plus
                                    any  unpaid Class A Monthly  Interest from any preceding
                                    Distribution Date that  remains unpaid  and interest  on
                                    such  amount to the extent permitted by law at the Class
                                    A Pass-Through  Rate  and  then (ii)  pro  rata  to  the
                                    holders  of  record  of the  Class  B  Certificates (the
                                    "Class B  Certificateholders"  and,  together  with  the
                                    Class A Certificateholders, the "Certificateholders") as
                                    of  the  Record Date,  interest  in an  amount  equal to
                                    one-twelfth (or, in the  case of the first  Distribution
                                    Date,  a fraction, the numerator of which  is    and the
                                    denominator of which is 360) of the product of the Class
                                    B Pass-Through Rate  and the Class  B Principal  Balance
                                    after giving effect to all payments of principal made on
                                    the  preceding Distribution Date, or, in the case of the
                                    first Distribution Date, the Original Class B  Principal
                                    Balance (the "Class B Monthly Interest") plus any unpaid
                                    Class B Monthly Interest from any preceding Distribution
                                    Date  that remains unpaid and interest on such amount to
                                    the extent permitted by law at the Class B  Pass-Through
                                    Rate.
                                    The   "Class  A  Principal  Balance"   on  any  date  of
                                    determination shall equal the Original Class A Principal
                                    Balance reduced by  all distributions  actually made  to
                                    the   Class  A   Certificateholders  and   allocable  to
                                    principal. The "Class B  Principal Balance" on any  date
                                    of  determination  shall  equal  the  Original  Class  B
                                    Principal Balance reduced by all distributions  actually
                                    made  to the Class B Certificateholders and allocable to
                                    principal.

Principal.........................  On each Distribution Date, the Trustee will  distribute, to the extent of funds available therefor, first (i) pro
                                    rata  to Class A Certificateholders  of record as of the
                                    related Record Date an  amount equal to  the sum of  (x)
                                    the  Class A Percentage of  all payments received by the
                                    Servicer  during   the   preceding   Collection   Period
                                    allocable   to  principal  on  or   in  respect  of  the
                                    Receivables as described under "The
                                    Certificates--Distributions on Certificates" ("Principal
                                    Collections"), (y) the  Class A  Percentage of  Realized
                                    Losses   with  respect   to  Receivables   which  became
                                    Liquidated Receivables  during  the  related  Collection
                                    Period  (the sum  of (x) and  (y), the  "Class A Monthly
                                    Principal") and (z) any unpaid Class A Monthly Principal
                                    with respect to any preceding Distribution Date and then
                                    (ii) pro rata to Class B Certificateholders of record as
                                    of the related Record Date an amount equal to the sum of
                                    (x) the Class B Percentage of Principal Collections, (y)
                                    the Class B Percentage  of Realized Losses with  respect
                                    to   Receivables  which  became  Liquidated  Receivables
                                    during the related Collection Period (the sum of (x) and
                                    (y), the "Class B Monthly Principal") and (z) any unpaid
                                    Class B Monthly Principal with respect to any  preceding
                                    Distribution Date.
                                    A   "Collection  Period"  means,  with  respect  to  any
                                    Distribution  Date   the  calendar   month   immediately
                                    preceding  the calendar month in which such Distribution
                                    Date occurs.
Subordination of the Class B
 Certificates.....................  The rights of the Class B Certificateholders to  receive distributions  to which they would otherwise be entitled
                                    with  respect  to  the  assets  of  the  Trust  will  be
                                    subordinated    to   the   rights   of   the   Class   A
                                    Certificateholders, as more fully described under  "Risk
                                    Factors--Subordination  of the Class B Certificates" and
                                    "The  Certificates--Subordination   of   the   Class   B
                                    Certificates." This subordination is intended to enhance
                                    the   likelihood   of   timely   receipt   by   Class  A
                                    Certificateholders of the  full amount  of interest  and
                                    principal  required to  be paid  to them,  and to afford
                                    such  Class  A  Certificateholders  limited   protection
                                    against losses in respect of the Receivables.
                                    The protection afforded to the Class A
                                    Certificateholders    by   the   subordination   feature
                                    described  above   will   be  effected   both   by   the
                                    preferential  right of the Class A Certificateholders to
                                    receive,  to   the  extent   described  below,   current
                                    distributions  from collections on or  in respect of the
                                    Receivables and  by the  establishment of  a  segregated
                                    trust  account  held  by the  Collateral  Agent  for the
                                    benefit of the Certificateholders (the "Reserve  Fund").
                                    Amounts  on  deposit in  the Reserve  Fund will  also be
                                    generally available  to  cover  shortfalls  in  required
                                    distributions  to  the  Class  B  Certificateholders, in
                                    respect of interest,  after payment of  interest on  the
                                    Class A Certificates and, in respect of principal, after
                                    payment  of  interest  and  principal  of  the  Class  A
                                    Certificates and interest on  the Class B  Certificates.
                                    The  Reserve Fund will be  maintained for the benefit of
                                    the Certificateholders,  but will  not  be part  of  the
                                    Trust.

                                    No  interest distribution  will be  made to  the Class B
                                    Certificateholders on  any Distribution  Date until  the
                                    full  amount  of interest  on  the Class  A Certificates
                                    payable on such Distribution  Date has been  distributed
                                    to   the  Class   A  Certificateholders.   No  principal
                                    distribution   will   be   made    to   the   Class    B
                                    Certificateholders  on any  Distribution Date  until the
                                    full amount of interest on and principal of the Class  A
                                    Certificates  and interest  on the  Class B Certificates
                                    payable on such Distribution  Date has been  distributed
                                    to   the   Class  A   Certificateholders  and   Class  B
                                    Certificateholders,   respectively.   Distributions   of
                                    interest  on the Class B  Certificates, to the extent of
                                    collections  on  or  in   respect  of  the   Receivables
                                    allocable  to interest and  certain available amounts on
                                    deposit in the Reserve Fund, will not be subordinated to
                                    the payment of principal on the Class A Certificates.
Reserve Fund......................  The Reserve Fund will be created with an initial deposit by the Seller of cash  or Eligible Investments having  a
                                    value  of $4,585,300.97, or 1.50% of the Pool Balance as
                                    of the Cutoff  Date (the "Original  Pool Balance").  The
                                    amount  initially deposited in the  Reserve Fund will be
                                    augmented on each  Distribution Date by  the deposit  in
                                    the Reserve Fund of amounts remaining after distribution
                                    of  the Servicing Fee and amounts  to be paid to Class A
                                    Certificateholders  and   Class  B   Certificateholders.
                                    Amounts  in the  Reserve Fund  on any  Distribution Date
                                    (after giving effect to all distributions to be made  on
                                    such  Distribution  Date)  in  excess  of  the Specified
                                    Reserve Balance  for  such  Distribution  Date  will  be
                                    released  to the  Seller, on such  Distribution Date and
                                    upon such release, the  Certificateholders will have  no
                                    further  rights  in,  or claims  to,  such  amounts. The
                                    "Specified  Reserve   Balance"  with   respect  to   any
                                    Distribution Date generally will be equal to the greater
                                    of (a) 3.25% of the sum of the Class A Principal Balance
                                    and  the Class B Principal  Balance (after giving effect
                                    to  all  distributions  on  the  Certificates  on   such
                                    Distribution  Date)  or  (b)  1.00% of  the  sum  of the
                                    Original Class  A  Principal Balance  and  the  Original
                                    Class  B Principal Balance. Funds  will be withdrawn, to
                                    the  extent  available,  from   the  Reserve  Fund   for
                                    distribution  first to Class A Certificateholders to the
                                    extent of shortfalls  in the amounts  available to  make
                                    required  distributions  of  interest  on  the  Class  A
                                    Certificates and then to  Class B Certificateholders  to
                                    the  extent of  shortfalls in  the amounts  available to
                                    make required distributions of  interest on the Class  B
                                    Certificates.  Thereafter, funds will  be withdrawn from
                                    the Reserve  Fund  for  distribution first  to  Class  A
                                    Certificateholders  to the  extent of  shortfalls in the
                                    amounts available  to  make  required  distributions  of
                                    principal  on the Class A Certificates and then to Class
                                    B Certificateholders to the extent of shortfalls in  the
                                    amounts  available  to  make  required  distributions of
                                    principal on the Class B Certificates.
                                    The "Pool  Balance"  at  any  time  will  represent  the
                                    aggregate  principal balance  of the  Receivables at the
                                    end of  the preceding  Collection Period,  after  giving
                                    effect  to  all  payments  received  from  Obligors  and
                                    Purchase Amounts to be remitted by the

                                    Servicer, the Seller or  the Bank, as  the case may  be,
                                    all  for such Collection Period, and all losses realized
                                    on Receivables liquidated during such Collection Period.
Servicing Fee.....................  The Servicer will receive a monthly fee (the  "Servicing
                                    Fee"),  payable  on  each  Distribution  Date,  equal to
                                    one-twelfth of the product of 1.00% (the "Servicing  Fee
                                    Rate")  and the Pool Balance as  of the first day of the
                                    related Collection  Period.  In addition,  the  Servicer
                                    will  be entitled to certain nonsufficient funds charges
                                    and other administrative  fees or  similar charges.  The
                                    Servicer  will, and  the Trust will  not, be responsible
                                    for paying any compensation to the Subservicer. See "The
                                    Certificates-- Servicing Compensation."
Optional Purchase.................  The Seller  may  purchase  all the  Receivables  on  any
                                    Distribution  Date as of which the Pool Balance is 5% or
                                    less of the  Original Pool Balance  at a purchase  price
                                    determined as described under "The
                                    Certificates--Termination."
Prepayment Considerations.........  All the Receivables are prepayable at any time. The rate of prepayments on the Receivables may be influenced by a
                                    variety of economic, social and other factors, including
                                    changes  in interest rates and  the fact that an Obligor
                                    generally may not sell or transfer the Financed  Vehicle
                                    securing a Receivable without the consent of the secured
                                    party,  which generally results in  the repayment of the
                                    remaining  principal  balance  of  the  Receivable.   In
                                    addition,  under certain circumstances,  the Seller will
                                    be obligated  to repurchase  (or to  cause the  Bank  to
                                    repurchase)   or  the  Servicer  will  be  obligated  to
                                    purchase Receivables  from  the Trust  pursuant  to  the
                                    Agreement  as a  result of breaches  of their respective
                                    representations, warranties  or covenants.  Accordingly,
                                    under  certain  circumstances  it  is  likely  that  the
                                    Certificates will be repaid  before the Final  Scheduled
                                    Distribution  Date.  Any reinvestment  risk  (which will
                                    vary from investor  to investor, but  which may  include
                                    the  risk  that  principal  payments  will  have  to  be
                                    reinvested at a lower yield) resulting from the rate  of
                                    prepayments   in  full   of  the   Receivables  and  the
                                    distribution of such  prepayments to  Certificateholders
                                    will be borne entirely by the Certificateholders.
Tax Status........................  In the opinion of special tax counsel, the Trust will be classified  for Federal income tax purposes as a grantor
                                    trust  and   not  as   an  association   taxable  as   a
                                    corporation.   Certificateholders   must   report  their
                                    respective allocable shares  of income  earned on  Trust
                                    assets (excluding certain amounts retained by the Seller
                                    as described herein) and, subject to certain limitations
                                    applicable  to  individuals,  estates  and  trusts,  may
                                    deduct their respective  allocable shares of  reasonable
                                    servicing  and  other  fees.  See  "Federal  Income  Tax
                                    Consequences." Investors  should consult  their own  tax
                                    advisors regarding state and local tax consequences. See
                                    "State and Local Tax Consequences."
Rating............................  It  is a condition  to the issuance  of the Certificates that the Class  A Certificates be  rated in the  highest
                                    investment  rating category  by at  least two nationally
                                    recognized rating agencies (each, a "Rating Agency") and
                                    the Class B Certificates  be rated at  least "A" or  its

                                    equivalent  by each  such Rating Agency.  The ratings of
                                    the Certificates are based  primarily on the quality  of
                                    the Receivables and the availability of the Reserve Fund
                                    and,  in the  case of the  Class A  Certificates, on the
                                    subordination provided by  the Class  B Certificates.  A
                                    security  rating is not a recommendation to buy, sell or
                                    hold securities and may be  revised or withdrawn at  any
                                    time   by  the   assigning  Rating   Agency.  See  "Risk
                                    Factors--Ratings of  the  Certificates;  Possibility  of
                                    Withdrawal or Downgrading."
ERISA Considerations..............  The  Class  A Certificates  may  be purchased  by  or on behalf of an employee  benefit plan or other  retirement
                                    arrangement  that is subject  to the Employee Retirement
                                    Income Security Act  of 1974, as  amended ("ERISA"),  or
                                    Section  4975 of the  Internal Revenue Code  of 1986, as
                                    amended (the "Code"), as well as any entity whose source
                                    of funds  for  the  purchase  of  Class  A  Certificates
                                    includes  plan  assets by  reason of  a plan  or account
                                    investing in such  entity (each, a  "Plan"), subject  to
                                    the considerations described herein. Because the Class B
                                    Certificates   are   subordinated   to   the   Class   A
                                    Certificates, no Class B Certificate may be purchased by
                                    or on behalf of a Plan other than an "insurance  company
                                    general  account" as defined in, and which complies with
                                    the  provisions  of,  Prohibited  Transaction  Exemption
                                    95-60 which may be deemed to be holding Plan assets. See
                                    "ERISA Considerations."

                                  RISK FACTORS

    IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, PROSPECTIVE PURCHASERS OF THE CERTIFICATES SHOULD READ AND CAREFULLY CONSIDER THE RISK FACTORS SET FORTH BELOW PRIOR TO MAKING AN INVESTMENT IN THE CERTIFICATES.

CERTAIN LEGAL ASPECTS

    The Seller will cause financing statements to be filed with the appropriate governmental authorities to perfect the interest of the Trustee on behalf of the Certificateholders in its purchase of the Receivables in accordance with the requirements of the Uniform Commercial Code in effect in the States of Ohio (the "Ohio UCC") and Arizona (the "Arizona UCC," and together with the Ohio UCC, the "UCC"), and the Servicer will hold the Receivables, either directly or through the Subservicer, as custodian for the Trustee following the sale and assignment of the Receivables to the Trustee on behalf of the Certificateholders. The Receivables will not be segregated, stamped or otherwise marked to indicate that they have been sold to the Trustee on behalf of the Certificateholders. If, through inadvertence or otherwise, another party purchases (or takes a security interest in) the Receivables for new value in the ordinary course of business and takes possession of the Receivables without actual knowledge of the Trust's interest, the purchaser (or secured party) will acquire an interest in the Receivables superior to the interest of the Trust.


    Valley National will assign its security interests in any Financed Vehicles along with the sale and assignment of the related Receivables to the Bank and the Bank will assign its security interests in the Financed Vehicles along with the sale and assignment of the Receivables to the Seller. The Seller will assign its security interests in the Financed Vehicles along with the sale and assignment of the Receivables to the Trust, and the Servicer will hold the certificates of title or ownership or other documents evidencing the notation of Valley National's or the Bank's lien on the certificates of title or ownership relating to the Financed Vehicles, either directly or through the Subservicer, as custodian for the Trustee following the sale and assignment of the Receivables to the Trust. The certificates of title or ownership will not be endorsed or otherwise amended to identify the Trust as the new secured party. In Arizona and most other states, in the absence of fraud or forgery by the vehicle owner or of fraud, forgery, negligence or error by Valley National, the Bank or the Seller or administrative error by state or local agencies, the notation of Valley National's or the Bank's lien on the certificates of title or ownership and/or possession of such certificates with such notation will be sufficient to protect the Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. There exists a risk, however, in not identifying the Trust or the Trustee as the new secured party on the certificate of title that the security interest of the Trust or the Trustee may not be enforceable. In the event the Trust has failed to obtain or maintain a perfected security interest in a Financed Vehicle, its security interest would be subordinate to, among others, a bankruptcy trustee of the Obligor, a subsequent purchaser of the Financed Vehicle or a holder of a perfected security interest in the Financed Vehicle.


    The Seller intends that the transfer of the Receivables by it to the Trustee on behalf of the Trust under the Agreement constitutes a valid sale and assignment of such Receivables. Notwithstanding the foregoing, if the Seller were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of the Seller or the Seller itself were to take the position that the sale of the Receivables by the Seller to the Trust should instead be treated as a pledge of Receivables to secure a borrowing of the Seller, delays in payments or collections of Receivables could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amounts of such payments could result. If the transfer of Receivables by the Seller to the Trust is treated as a pledge instead of a sale, a tax or government lien on the property of the Seller arising before the transfer of the Receivables to the Trust may have priority over the Trust's interest in such Receivables.

REGIONAL ECONOMIC CONDITIONS


    Economic conditions in the states where Obligors reside may affect the delinquency, loan loss and repossession experience of the Trust with respect to the Receivables. As of the Cutoff Date, the billing addresses of the Obligors with respect to approximately 34.46%, 12.15% and 10.89% by principal balance of the Receivables were located in Arizona, Nevada and Georgia, respectively. Arizona, Nevada and Georgia have experienced economic downturns from time to time and no predictions can be made regarding future economic conditions in Arizona, Nevada, Georgia or in any of the other states where the Obligors are located. See "The Receivables Pool."


LIMITED OBLIGATIONS OF THE SELLER AND SERVICER


    Neither the Seller nor the Servicer is obligated to make any payments in respect of the Certificates or the Receivables. In addition, if the Bank were to cease acting as Servicer, if Valley National were to cease acting as Subservicer or during the period that the collection activities of the Bank and Valley National are consolidated with certain of their affiliates, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Certificateholders. See "The Portfolio of Motor Vehicle Loans--Collection and Charge-Off Policies."


    In connection with the sale of Receivables by the Seller to the Trustee for the benefit of the Certificateholders, the Seller makes representations and warranties with respect to the characteristics of such Receivables. In certain circumstances, the Seller is required to repurchase (or require the Bank to repurchase) Receivables with respect to which such representations and warranties have been breached. If the Servicer fails to cure certain breaches of the covenants made by it in the Agreement with respect to a Receivable, the Servicer may be required to purchase the affected Receivable. Because the Servicer is initially the Bank and the Seller and the Servicer are affiliates, certain conflicts of interest may arise with respect to such obligations. For example, the Servicer may discover a breach of one of the representations that would cause the Seller (or itself) to have to repurchase a Receivable. Since both the Seller and the Servicer are obligated to give notices of any breaches of representations to the Trustee, failure by the Servicer to give such notice could give rise to an Event of Servicing Termination. Neither the Seller nor the Servicer is otherwise obligated with respect to the Receivables or the Certificates. See "The Certificates--Sale and Assignment of the Receivables" and "--Servicing Procedures."

MATURITY AND PREPAYMENT ASSUMPTIONS

    All the Receivables are prepayable at any time. For this purpose the term "prepayments" includes prepayments by the Obligors in full or in part, certain partial prepayments related to liquidations due to default, including rebates of extended warranty contract costs and insurance premiums, as well as receipts of proceeds from physical damage, credit life, theft and disability insurance policies and certain other Receivables purchased or repurchased pursuant to the terms of the Agreement. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors. In addition, under certain circumstances, the Seller is obligated to repurchase (or require the Bank to repurchase), and the Servicer is obligated to purchase, Receivables pursuant to the Agreement as a result of certain uncured breaches of representations and warranties in the case of the Seller (and the Bank) and certain uncured breaches of covenants in the case of the Servicer made by them in the Agreement. See "The Certificates--Sale and Assignment of the Receivables" and "--Servicing Procedures." See also "The Certificates--Termination" regarding the Seller's option to purchase the Receivables. Accordingly, under certain circumstances, it is likely that the Certificates will be repaid before the Final Scheduled Distribution Date. Any reinvestment risk (which will vary from investor to investor, but which may include the risk that principal payments will have to be reinvested at a lower yield) resulting from the rate of prepayments of the Receivables and the distribution of such prepayments to Certificateholders will be borne entirely by the related Certificateholders. See "Maturity and Prepayment Assumptions."

LIMITED ASSETS

    The Trust does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and the right to receive payments under certain circumstances from the Reserve Fund. The Certificates represent interests solely in the Trust and neither the Class A Certificates nor the Class B Certificates will be insured or guaranteed by the Seller, the Servicer, the Subservicer, the Trustee or any other person or entity. Consequently, holders of the Certificates must rely for payment upon payments on the Receivables and, if and to the extent available, amounts on deposit in the Reserve Fund. Amounts to be deposited in the Reserve Fund are limited in amount and will be reduced as the Pool Balance declines.

SUBORDINATION OF THE CLASS B CERTIFICATES

    Amounts on deposit in the Reserve Fund will be available on any Distribution Date first to cover shortfalls in distributions of interest on the Class A Certificates and then to cover shortfalls in distributions of interest on the Class B Certificates. As a result, shortfalls in distributions of interest on the Class B Certificates will be covered (to the extent of amounts available in the Reserve Fund after the payment of interest on the Class A Certificates) prior to the use of the Reserve Fund to cover shortfalls of principal on the Class A Certificates. After distributions of interest on both the Class A Certificates and the Class B Certificates have been made, amounts on deposit in the Reserve Fund will be available first to cover shortfalls in distributions of principal on the Class A Certificates and then to cover shortfalls in distributions of principal on the Class B Certificates. If the Reserve Fund is exhausted, the Trust will depend solely on current payments on the Receivables to make distributions on the Certificates.

    The Class B Certificateholders will not receive any distributions of interest with respect to a Collection Period until the full amount of interest on the Class A Certificates relating to such Collection Period has been deposited in the Class A Distribution Account. Class B Certificateholders will not receive any distributions of principal with respect to such Collection Period until the full amount of interest on and principal of the Class A Certificates relating to such Collection Period has been deposited in the Class A Distribution Account. However, distributions of interest on the Class B Certificates, to the extent of collections on the Receivables allocable to interest and the amount on deposit in the Reserve Fund available after the payment of interest on the Class A Certificates has been made, will not be subordinated to the payment of principal on the Class A Certificates. See "The Certificates--Distributions on Certificates."

FEDERAL INCOME TAXATION

    It is expected that, for Federal income tax purposes, amounts otherwise payable to the Class B Certificate Owners that are paid to the Class A Certificate Owners pursuant to the subordination provisions described above under "--Subordination of the Class B Certificates" will be deemed to have been received by the Class B Certificate Owners and then paid by them to the Class A Certificate Owners pursuant to a guaranty. See "Federal Income Tax Consequences--Class B Certificate Owners--Effect of Subordination."

RATINGS OF THE CERTIFICATES; POSSIBILITY OF WITHDRAWAL OR DOWNGRADING

    It is a condition to the issuance of the Certificates that the Class A Certificates be rated in the highest rating category by at least two nationally recognized rating agencies (each a "Rating Agency"). It is a condition to the issuance of the Class B Certificates that they be rated at least "A" or its equivalent by each such Rating Agency. A rating is not a recommendation to purchase, hold or sell the Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Certificates are based primarily on the quality of the Receivables and the availability of the Reserve Fund and, in the case of the Class A Certificates, on the subordination provided by the Class B Certificates. The ratings of the Certificates address the likelihood of the receipt of distributions due on the Certificates pursuant to their terms. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances so warrant. In the event that a rating is subsequently lowered or withdrawn, no person or entity will be required to provide any additional credit enhancement. There can be no assurance as to whether any additional rating agency will rate the Certificates or, if one does, what rating would be assigned to either class of Certificates by such rating agency.

LIMITED LIQUIDITY

    There is currently no secondary market for the Certificates. The Underwriters currently intend to make a market in the Certificates, but are under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide the Certificateholders with liquidity of investment or that it will continue for the life of the Certificates.

                             FORMATION OF THE TRUST

    The Seller will establish the Trust by selling and assigning the Receivables and certain other Trust Property to the Trust in exchange for the Certificates. All references herein to sales, assignments and transfers to the Trust refer to sales, assignments and transfers to the Trustee on behalf of the Trust for the benefit of the Certificateholders. Prior to such sale and assignment, the Trust will have no assets or obligations or any operating history. Upon formation, the Trust will not engage in any business activities other than acquiring and holding the Receivables, issuing the Certificates and distributing payments thereon.

    To facilitate servicing and to minimize administrative burden and expense, it is anticipated that as of the Closing Date, the Servicer will appoint the Subservicer as custodian of the Receivables being serviced by the Subservicer. The Servicer will be paid the Servicing Fee out of collections from the Receivables, prior to distributions to Certificateholders. See "The Portfolio of Motor Vehicle Loans--Motor Vehicle Lending," "The Certificates--Servicing Procedures," "--Servicing Compensation" and "--Distributions on Certificates."


    The Servicer will, directly or through the Subservicer, hold the Receivables and the certificates of title or ownership or other documents evidencing the notation of Valley National's or the Bank's lien on the certificates of title or ownership relating to the Financed Vehicles as custodian for the Trustee. However, the Receivables will not be marked or stamped to indicate that they have been sold to the Trust, and the certificates of title for the Financed Vehicles will not be endorsed or otherwise amended to identify the Trustee as the new secured party. Under the foregoing circumstances and in certain jurisdictions, the Trust's interest in the Receivables and the Financed Vehicles may be defeated. See "Certain Legal Aspects of the Receivables."


    The Trust will not acquire any contracts or assets other than the Trust Property, and it is not anticipated that the Trust will have any need for additional capital resources. Because the Trust will have no operating history upon its establishment and will not engage in any business activity other than acquiring and holding the Trust Property, issuing the Certificates and distributing payments thereon, no historical or PRO FORMA financial statements or ratios of earnings to fixed charges with respect to the Trust have been included herein.

                               THE TRUST PROPERTY


    Each Certificate represents a fractional undivided interest in the Trust. The Trust Property will include the Receivables, which were originated either by the Bank or Valley National. See "The Portfolio of Motor Vehicle Loans." The Receivables will continue to be serviced by the Servicer or the Subservicer, as the case may be, and evidence indirect financing made available by the Bank and Valley National, respectively, to the Obligors. On the Closing Date, the Seller will sell the Receivables to the Trustee for the benefit of the Certificateholders. The Trust Property also includes (i) all monies received under the Receivables on and after the Cutoff Date, (ii) such amounts as from time to time may be held in one or more accounts established and maintained by the Trustee pursuant to the Agreement as described below, (iii) security interests in the Financed Vehicles, (iv) the Seller's rights (if any) to receive proceeds from claims on credit life, disability, theft and physical damage insurance policies covering the Financed Vehicles or the Obligors, (v) the rights of the Trustee on behalf of the Certificateholders under the Agreement,
(vi) the rights to certain payments from the Reserve Fund and (vii) all proceeds (within the meaning of the UCC) of the foregoing.


    The   Reserve   Fund   will   be  maintained   for   the   benefit   of  the
Certificateholders, but will not be part of the Trust.

                      THE PORTFOLIO OF MOTOR VEHICLE LOANS


MOTOR VEHICLE LENDING



    The Receivables will consist of loans either presently owned by the Bank or acquired by the Bank from its wholly-owned subsidiary, Valley National (together the "Originators") pursuant to the Loan Purchase and Servicing Agreement dated as of the Cutoff Date. On or prior to the Closing Date, the Bank will sell the

Receivables to the Seller pursuant to the Loan Sale Agreement. As of the Cutoff Date, approximately 64.94% of the Receivables by aggregate principal balance of the Receivables represents Receivables originated by Valley National.



    The Originators purchase from motor vehicle dealers (the "Dealers") motor vehicle retail installment sale contracts which are secured by a new or used automobile, van or light-duty truck ("Motor Vehicle Loans"). The Originators enter into agreements (the "Dealer Agreements") primarily with Dealers that are franchised to sell new motor vehicles and with certain Dealers that sell used motor vehicles, based upon a limited financial review of the Dealer or, in some cases, the reputation and prior experience of the Originators with such Dealers and their key management. The Bank's motor vehicle lending operations are centrally managed through two regional dealer centers located in Phoenix and Tucson, Arizona. Valley National's motor vehicle lending operations are locally managed through 17 sites in 12 states. In addition to purchasing Motor Vehicle Loans from such Dealers, the Originators also extend loans and lines of credit to certain Dealers for, among other things, inventories and other commercial purposes. Such loans and lines of credit are not included in the Receivables purchased by the Trust.



    Each Motor Vehicle Loan was purchased by the Originators after a review by the Originators in accordance with their established underwriting procedures described below. These procedures are intended to assess the ability of an applicant for a proposed Motor Vehicle Loan to repay a proposed Motor Vehicle Loan and the adequacy of the motor vehicle as collateral.



    The Dealers require an applicant to complete an application which generally includes such information as the applicant's income, deposit accounts, liabilities, credit and employment history and other personal information. The application is reviewed for completeness and compliance with each Originator's guidelines.



    The Originators analyze all applications using a combination of empirical and judgmental systems. Upon receipt of an application, a credit bureau report on the applicant is ordered. The application, along with the credit bureau data and pertinent information on the applicant's proposed purchase is then judgmentally evaluated. Applications are generally approved on the strength of the applicant's credit and employment background and ability to repay the new debt. The Originators also give favorable consideration to an applicant's down payment, loan-to-value ratio and, in some instances, will accept weaker credit profiles in cases of applicant stability, ability to repay, lower loan-to-value ratios and/or additional rate. Each proposed loan is also evaluated utilizing a "pricing model" which assigns operating costs and loan losses to new production based on credit quality and loan-to-value ratios. Loan approvals are generally made to requests which appear reasonable to the underwriter as well as profitable on the pricing model.



    Under the Originators' normal underwriting standards, the amount advanced under a Motor Vehicle Loan generally will not exceed (i) in the case of new motor vehicles, 125% of the Dealer's cost, plus sales tax, license fee, title fee, service and warranty contracts, plus any premium for credit life and credit accident and health insurance obtained in connection with such Motor Vehicle Loan, or (ii) in the case of used motor vehicles, 125% of the wholesale price reported in the most recent edition of the Kelly Blue Book, NADA or Blackbook guide (varies by local market), plus sales tax, license fee, title fee, service and warranty contracts, plus any premium for credit life and credit accident and health insurance obtained in connection with such Motor Vehicle Loan. The Originators' guidelines are intended to provide a basis for the lending decision, but are not meant to supercede the credit judgment of the lending officer. As a result, certain Motor Vehicle Loans may not comply with all of the Originators' guidelines. The Originators review each of the Motor Vehicle Loans to ensure compliance with its established policies and procedures.


DEALER AGREEMENTS


    Each Dealer that originates Motor Vehicle Loans and assigns them to either of the Originators has made representations and warranties to such Originator with respect to each Motor Vehicle Loan and the security interest in the motor vehicle relating thereto, including that (a) the Motor Vehicle Loan and underlying purchase transaction comply with all applicable laws and regulations,
(b) the contract is a bona fide sale that arose from the sale of the vehicle described therein, the Obligor's signature thereon is genuine and the Obligor is of full age and has the capacity to contract, (c) the cash down payment and/or trade-in allowance were actually received and were in the amounts specified in the documents delivered to such Originator, (d) all statements of fact in the contract are true to the best of the Dealer's knowledge, (e) there are no warranties, express or implied, that exist outside the written contract and (f) the Dealer has no knowledge of any fact impairing the validity or value of the contract. None of these representations and warranties relate to the creditworthiness of the Obligor or the collectability of the Motor Vehicle Loans. Upon breach of any representation or warranty made by such Dealer with respect to a Motor Vehicle Loan and an Originator, such Originator has a right to require the Dealer to repurchase such loan.


CONTRACT MODIFICATIONS


    The Originators follow specific procedures with respect to contract extensions and modifications. Extensions may be granted to a current or delinquent customer to cure a short term cash flow problem. Extensions are granted on an individual basis and are reported and monitored closely. Generally, the extension policy includes: (i) at least six monthly payments must be made before an account is eligible for extension, (ii) one extension is allowed for every 12 month period, (iii) extensions will not be granted if the loan is deemed to be uncollectible, and (iv) extensions will not be granted if an account is more than 90 days past due unless approval by the Credit Unit Manager is obtained. Approval by a collection supervisor must be obtained before an extension is granted.



    The Originators may also change a payment date once during the term of the contract as an accommodation to the Obligor if the new payment date is within 20 days of the original scheduled payment date. Such change of payment date is not deemed to be an extension and no extension fee is charged.



    The Originators will not make modifications to the Receivables that (i) reduce the original rates of interest on the Receivables, (ii) reduce the amount of the regularly scheduled payments on the Receivables or (iii) extend the final payment dates on such Receivables beyond the Collection Period relating to the Final Scheduled Distribution Date.



INSURANCE



    Pursuant to the Originators' customary policies, each Motor Vehicle Loan requires the Obligor to obtain fire, theft and collision insurance or comprehensive and collision insurance with respect to the Financed Vehicle. While verified at the funding of each Receivable, insurance coverage on the Financed Vehicles will not be monitored by or on behalf of the Servicer on an ongoing basis. The Servicer, on behalf of the Trust, is not obligated, and does not intend, to purchase required insurance on any Financed Vehicle and charge the Obligor for the cost of such insurance if the Obligor fails to do so.


COLLECTION AND CHARGE-OFF POLICIES


    The Bank's collection activities are currently centralized in Phoenix and Tucson, Arizona. Valley National's collection activities are currently locally managed through 17 sites in 12 states. As part of its ongoing consolidation and standardization efforts, BANC ONE CORPORATION intends to consolidate the Bank's and Valley National's collection activities with respect to the Receivables into a single collection center in Phoenix, Arizona. It is currently estimated that this consolidation effort will be completed by the third quarter of 1997. Certain of the collection procedures discussed below may be modified in connection with the consolidation and standardization efforts of BANC ONE CORPORATION.



    The Originators consider Motor Vehicle Loans to be past due when payments are not received by the due date. Using behavior scoring and other variables, the Bank assesses Motor Vehicle Loans in terms of odds of becoming "bad." Bad is defined as the probability of the loan going three or more payments (60 days) delinquent. High risk loans are collected more aggressively than medium and low risk loans. Depending on risk level, delinquent loan collection efforts can begin as early as five days past due or as late as 13 days past due. Obligors on first payment default loans (highest risk) are called at 5 days by a late stage seasoned collector. Obligors on high risk non-first payment default loans are called via autodialer technology beginning at 10 days past due. Obligors on medium risk loans are called at 12 days past due. Obligors on low risk loans are sent a reminder letter at 13 days past due and typically called at 20 days past due. Collection accounts remain on the autodialer where efforts are made to contract for payment arrangements or until determined to be worthy of accelerated collection techniques. If a loan ages past 45 days, it is automatically considered high risk and transferred to a manual calling environment. Repossession evaluations are typically conducted at 60 days past due.



    Valley National's collection efforts generally begin on the tenth day of delinquency via telephone. Collection personnel within each office, with the assistance of the collection and/or branch manager, prioritize accounts on the basis of perceived risk after the tenth day of delinquency. Repossession procedures generally begin by the 45th day of delinquency.



    Repossessions are carried out by contractors who have met the Originators' eligibility requirements. Collateral is liquidated at weekly auctions, subject to minimum bid requirements, no later than 45 days after repossession.



    The Originators' policy is to charge off Motor Vehicle Loans at the time of repossession or at the point the loan becomes 120 days delinquent, whichever comes first. If collateral has been repossessed, the full principal balance plus accrued interest is charged off. Subsequent repossession sale proceeds are applied as gross loss reductions if received within 45 days of charge off, otherwise, credits are applied as recoveries. Deficiency balances are generally pursued if deemed collectible. Prior to the first quarter of 1996, each of the Originator's procedure was to charge off less than 100% of the principal balance plus accrued interest of Motor Vehicle Loans at the time of repossession. The net losses for each of the Originators for the three months ended March 31, 1996 in the tables below reflect such change.



DELINQUENCY AND NET LOSS EXPERIENCE OF THE BANK


    Set forth below is certain information concerning the historical experience of the portfolio owned or serviced by the Bank pertaining to retail (new or used) automobile, van or light duty truck Receivables originated indirectly by the Bank through Dealers. There can be no assurance that the delinquency and net loss experience on the Receivables will be comparable to that set forth below.


                             DELINQUENCY EXPERIENCE


                                                  AT MARCH 31,
                                -------------------------------------------------
                                         1996                      1995
                                -----------------------   -----------------------
                                NUMBER OF                 NUMBER OF
                                CONTRACTS     AMOUNT      CONTRACTS     AMOUNT
                                ---------  ------------   ---------  ------------
Portfolio at Period End.......   50,010    $472,358,212    49,816    $433,521,970
Delinquency:
  30-59 days..................      476    $  4,109,434       411    $  3,230,137
  60-89 days..................       81    $    650,581        39    $    300,287
  90 days or more.............       34    $    318,138        14    $     85,719
Total Delinquencies as a
 Percentage of the
 Portfolio....................     1.18  %         1.08%     0.93  %         0.83%

                                                              AT DECEMBER 31,
                                ---------------------------------------------------------------------------

                                         1995                      1994                      1993
                                -----------------------   -----------------------   -----------------------
                                NUMBER OF                 NUMBER OF                 NUMBER OF
                                CONTRACTS     AMOUNT      CONTRACTS     AMOUNT      CONTRACTS     AMOUNT
                                ---------  ------------   ---------  ------------   ---------  ------------
Portfolio at Period End.......   47,845    $432,159,919    51,935    $459,919,212    56,840    $514,433,322
Delinquency:
  30-59 days..................      579    $  4,685,050       561    $  4,136,178       559    $  3,600,321
  60-89 days..................       96    $    723,220       115    $    920,306        88    $    502,998
  90 days or more.............       21    $    138,255        13    $     98,657        17    $    100,920
Total Delinquencies as a
 Percentage of the
 Portfolio....................     1.45  %         1.28%     1.33  %         1.12%     1.17  %         0.82%



                         HISTORICAL NET LOSS EXPERIENCE



                                            FOR THREE MONTHS ENDED MARCH 31,               FOR YEAR ENDED DECEMBER 31,
                                        ----------------------------------------  ----------------------------------------------
                                             1996 (1)             1995 (1)             1995            1994            1993
                                        -------------------  -------------------  --------------  --------------  --------------
Principal Amount Outstanding..........    $ 472,358,212        $ 433,521,970      $432,159,919    $459,919,212    $514,433,322
Average Principal Amount
 Outstanding..........................    $ 449,852,213        $ 446,638,416      $424,055,377    $495,350,326    $468,400,193
Number of Loans Outstanding...........           50,010               49,816            47,845          51,935          56,840
Average Number of Loans Outstanding...           49,314               50,652            48,570          54,884          55,488
Net Losses............................    $     677,763        $     629,339      $  1,728,951    $    733,306    $    820,765
Net Losses as a Percent of Principal
 Amount Outstanding...................             0.57%                0.58%             0.40%           0.16%           0.16%
Net Losses as a Percent of Average
 Principal Amount Outstanding.........             0.60%                0.56%             0.41%           0.15%           0.18%


- ----------------------------------------

(1) Percentages are computed on an annualized basis.


    Delinquencies and net charge-offs are affected by a number of social, economic and other factors, and there can be no assurance as to the level of future total delinquencies or the severity of future net charge-offs. As a result, the delinquency and net charge-off experience of the Receivables may differ from those shown in the tables.

DELINQUENCY AND NET LOSS EXPERIENCE OF VALLEY NATIONAL



    Set forth below is certain information concerning the historical experience of the portfolio owned or serviced by Valley National pertaining to retail (new and used) automobile, van and light duty truck Receivables originated indirectly by the Valley National through Dealers. There can be no assurance that the delinquency and net loss experience on the Receivables will be comparable to that set forth below.



                             DELINQUENCY EXPERIENCE


                                                  AT MARCH 31,
                                -------------------------------------------------
                                         1996                      1995
                                -----------------------   -----------------------
                                NUMBER OF                 NUMBER OF
                                CONTRACTS     AMOUNT      CONTRACTS     AMOUNT
                                ---------  ------------   ---------  ------------
Portfolio at Period End.......   57,615    $481,980,813    75,028    $680,700,832
Delinquency:
  30-59 days..................      338    $  2,999,444       321    $  2,910,280
  60-89 days..................       53    $    482,534        41    $    403,771
  90 days or more.............       31    $    270,541        14    $    146,535
Total Delinquencies as a
 Percentage of the
 Portfolio....................     0.73  %         0.78%     0.50  %         0.51%

                                                              AT DECEMBER 31,
                                ---------------------------------------------------------------------------

                                         1995                      1994                      1993
                                -----------------------   -----------------------   -----------------------
                                NUMBER OF                 NUMBER OF                 NUMBER OF
                                CONTRACTS     AMOUNT      CONTRACTS     AMOUNT      CONTRACTS     AMOUNT
                                ---------  ------------   ---------  ------------   ---------  ------------
Portfolio at Period End.......   60,118    $499,872,817    79,093    $738,210,863    81,030    $767,066,037
Delinquency:
  30-59 days..................      503    $  4,375,988       364    $  3,367,531       486    $  3,997,134
  60-89 days..................       73    $    691,106        43    $    404,326        29    $    255,539
  90 days or more.............       44    $    437,131        14    $    102,886         6    $     29,018
Total Delinquencies as a
 Percentage of the
 Portfolio....................     1.03  %         1.10%     0.53  %         0.52%     0.64  %         0.56%



                         HISTORICAL NET LOSS EXPERIENCE



                                         FOR THREE MONTHS ENDED MARCH
                                                     31,                         FOR YEAR ENDED DECEMBER 31,
                                        ------------------------------  ----------------------------------------------
                                         1996 (1)(2)       1995 (1)          1995            1994            1993
                                        --------------  --------------  --------------  --------------  --------------
Principal Amount Outstanding..........  $481,980,813    $680,700,832    $499,872,817    $738,210,863    $767,066,037
Average Principal Amount
 Outstanding..........................  $485,613,955    $711,966,618    $612,606,526    $788,399,898    $698,730,738
Number of Loans Outstanding...........        57,615          75,028          60,118          79,093          81,030
Average Number of Loans Outstanding...        58,319          76,584          68,830          82,753          77,566
Net Losses............................  $    164,853    $    698,566    $  3,834,679    $  1,731,872    $  1,672,978
Net Losses as a Percent of Principal
 Amount Outstanding...................          0.14%           0.41%           0.77%           0.23%           0.22%
Net Losses as a Percent of Average
 Principal Amount Outstanding.........          0.14%           0.39%           0.63%           0.22%           0.24%


- ----------------------------------------

(1) Percentages are computed on an annualized basis.



(2) Net loss numbers reflect an atypically high level of recoveries.


    Delinquencies and net charge-offs are affected by a number of social, economic and other factors, and there can be no assurance as to the level of future total delinquencies or the severity of future net charge-offs. As a result, the delinquency and net charge-off experience of the Receivables may differ from those shown in the tables.

                              THE RECEIVABLES POOL

GENERAL


    The Receivables were selected by several criteria, including, as of the Cutoff Date, the following: each Receivable has a scheduled maturity of not later than the Final Scheduled Maturity Date; each Receivable provides for level monthly payments which fully amortize the amount financed (except for the last payment, which may be different from the level payment); each Receivable is not more than 90 days contractually past due (a scheduled payment has not been received by the third subsequent calendar month's scheduled payment date) and is not more than six months paid ahead; each Receivable has a principal balance between $250 and $50,000; and each Receivable is a fixed rate, simple interest receivable (a "Simple Interest Receivable") having an APR of no less than 9%, in the case of Receivables originated by Valley National and 11%, in the case of Receivables originated by the Bank. As of the Cutoff Date, no Obligor on any Receivable was noted in the related records of the Servicer as being the subject of a bankruptcy proceeding. No selection procedures believed by the Seller to be adverse to Certificateholders were used in selecting the Receivables.


    The composition, distribution by remaining principal, distribution by APR, distribution by remaining term and geographic distribution of the Receivables as of the Cutoff Date are set forth in the following tables.

              COMPOSITION OF THE RECEIVABLES AS OF THE CUTOFF DATE


WEIGHTED AVERAGE
     APR OF          AGGREGATE PRINCIPAL     NUMBER OF     WEIGHTED AVERAGE      WEIGHTED AVERAGE    AVERAGE PRINCIPAL
   RECEIVABLES             BALANCE          RECEIVABLES     REMAINING TERM        ORIGINAL TERM           BALANCE
- -----------------  -----------------------  -----------  --------------------  --------------------  -----------------
     12.15%        $        305,686,731.53      31,595           45.97 months          60.12 months   $      9,675.16

  DISTRIBUTION BY REMAINING PRINCIPAL OF THE RECEIVABLES AS OF THE CUTOFF DATE

                                   REMAINING PRINCIPAL                                       NUMBER OF   AGGREGATE PRINCIPAL
                                     RANGE OF BALANCE                                       RECEIVABLES      BALANCE (1)
- ------------------------------------------------------------------------------------------  -----------  -------------------
$  250 to $ 2,499.........................................................................       1,077    $       2,115,568
$ 2,500 to $ 4,999........................................................................       5,608           21,460,032
$ 5,000 to $ 7,499........................................................................       6,235           38,949,385
$ 7,500 to $ 9,999........................................................................       5,632           49,071,066
$10,000 to $12,499........................................................................       4,691           52,564,253
$12,500 to $14,999........................................................................       3,304           45,124,007
$15,000 to $17,499........................................................................       2,178           35,213,426
$17,500 to $19,999........................................................................       1,291           24,036,749
$20,000 to $22,499........................................................................         766           16,192,066
$22,500 to $24,999........................................................................         421            9,944,592
$25,000 to $27,499........................................................................         205            5,351,939
$27,500 to $29,999........................................................................         119            3,408,897
$30,000 to $39,999........................................................................          65            2,121,325
$40,000 to $49,999........................................................................           3              133,425
                                                                                            -----------  -------------------
Total.....................................................................................      31,595    $     305,686,732
                                                                                            -----------  -------------------
                                                                                            -----------  -------------------

                                                                                                PERCENTAGE OF

                                   REMAINING PRINCIPAL                                       AGGREGATE PRINCIPAL

                                     RANGE OF BALANCE                                            BALANCE (2)

- ------------------------------------------------------------------------------------------  ---------------------

$  250 to $ 2,499.........................................................................            0.69%

$ 2,500 to $ 4,999........................................................................            7.02

$ 5,000 to $ 7,499........................................................................           12.74

$ 7,500 to $ 9,999........................................................................           16.05

$10,000 to $12,499........................................................................           17.20

$12,500 to $14,999........................................................................           14.76

$15,000 to $17,499........................................................................           11.52

$17,500 to $19,999........................................................................            7.86

$20,000 to $22,499........................................................................            5.30

$22,500 to $24,999........................................................................            3.25

$25,000 to $27,499........................................................................            1.75

$27,500 to $29,999........................................................................            1.12

$30,000 to $39,999........................................................................            0.69

$40,000 to $49,999........................................................................            0.04

                                                                                                    ------

Total.....................................................................................          100.00%

                                                                                                    ------

                                                                                                    ------



- --------------------------


(1) Dollar amounts may not add to $305,686,732 because of rounding.


(2) Percentages may not add to 100.00% because of rounding.

DISTRIBUTION BY ANNUAL PERCENTAGE RATE OF THE RECEIVABLES AS OF THE CUTOFF DATE

                                    ANNUAL PERCENTAGE                                        NUMBER OF   AGGREGATE PRINCIPAL
                                        RATE RANGE                                          RECEIVABLES      BALANCE (1)
- ------------------------------------------------------------------------------------------  -----------  -------------------
 9.00% to  9.99%..........................................................................       6,456    $      62,159,280
10.00% to 10.99%..........................................................................       4,173           40,862,152
11.00% to 11.99%..........................................................................       6,443           69,242,320
12.00% to 12.99%..........................................................................       5,255           51,620,688
13.00% to 13.99%..........................................................................       2,726           26,480,454
14.00% to 14.99%..........................................................................       1,989           17,673,233
15.00% and above..........................................................................       4,553           37,648,604
                                                                                            -----------  -------------------
Total.....................................................................................      31,595    $     305,686,732
                                                                                            -----------  -------------------
                                                                                            -----------  -------------------

                                                                                                PERCENTAGE OF

                                    ANNUAL PERCENTAGE                                        AGGREGATE PRINCIPAL

                                        RATE RANGE                                                 BALANCE

- ------------------------------------------------------------------------------------------  ---------------------

 9.00% to  9.99%..........................................................................           20.33%

10.00% to 10.99%..........................................................................           13.37

11.00% to 11.99%..........................................................................           22.65

12.00% to 12.99%..........................................................................           16.89

13.00% to 13.99%..........................................................................            8.66

14.00% to 14.99%..........................................................................            5.78

15.00% and above..........................................................................           12.32

                                                                                                    ------

Total.....................................................................................          100.00%

                                                                                                    ------

                                                                                                    ------



- --------------------------


(1) Dollar amounts may not add to $305,686,732 because of rounding.


    DISTRIBUTION BY REMAINING TERM OF THE RECEIVABLES AS OF THE CUTOFF DATE

                                                                                               NUMBER OF   AGGREGATE PRINCIPAL
RANGE OF REMAINING TERMS                                                                      RECEIVABLES        BALANCE
- --------------------------------------------------------------------------------------------  -----------  -------------------
12 to 17 months.............................................................................       3,710    $      13,512,987
18 to 23 months.............................................................................       3,253           16,181,933
24 to 29 months.............................................................................       3,434           22,171,388
30 to 35 months.............................................................................       3,617           28,404,990
36 to 41 months.............................................................................       3,875           36,642,396
42 to 47 months.............................................................................       3,524           38,428,800
48 to 53 months.............................................................................       2,933           36,572,468
54 to 59 months.............................................................................       3,578           50,738,146
60 to 65 months.............................................................................       1,828           29,464,301
66 to 71 months.............................................................................       1,613           29,191,449
72 months...................................................................................         230            4,377,874
                                                                                              -----------  -------------------
Total.......................................................................................      31,595    $     305,686,732
                                                                                              -----------  -------------------
                                                                                              -----------  -------------------

                                                                                                 PERCENTAGE OF
                                                                                              AGGREGATE PRINCIPAL
RANGE OF REMAINING TERMS                                                                          BALANCE (1)
- --------------------------------------------------------------------------------------------  -------------------
12 to 17 months.............................................................................           4.42%
18 to 23 months.............................................................................           5.29
24 to 29 months.............................................................................           7.25
30 to 35 months.............................................................................           9.29
36 to 41 months.............................................................................          11.99
42 to 47 months.............................................................................          12.57
48 to 53 months.............................................................................          11.96
54 to 59 months.............................................................................          16.60
60 to 65 months.............................................................................           9.64
66 to 71 months.............................................................................           9.55
72 months...................................................................................           1.43
                                                                                                     ------
Total.......................................................................................         100.00%
                                                                                                     ------
                                                                                                     ------


- --------------------------

(1) Percentages may not add to 100.00% because of rounding.

      GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES AS OF THE CUTOFF DATE (1)

                                                                                             NUMBER OF   AGGREGATE PRINCIPAL
STATE (1)                                                                                   RECEIVABLES        BALANCE
- ------------------------------------------------------------------------------------------  -----------  -------------------
Arizona...................................................................................      10,612    $     105,333,837
California................................................................................         506            5,554,738
Colorado..................................................................................         765            6,304,885
Florida...................................................................................       1,589           14,636,674
Georgia...................................................................................       3,541           33,304,423
Nevada....................................................................................       3,318           37,139,371
New Mexico................................................................................       3,089           30,214,021
North Carolina............................................................................       1,033            8,397,304
Oklahoma..................................................................................       2,261           24,453,130
South Carolina............................................................................         919            8,962,327
Tennessee.................................................................................         912            9,999,926
Texas.....................................................................................       1,825           10,989,802
Other.....................................................................................       1,225           10,396,294
                                                                                            -----------  -------------------
Total.....................................................................................      31,595    $     305,686,732
                                                                                            -----------  -------------------
                                                                                            -----------  -------------------

                                                                                                PERCENTAGE OF

                                                                                             AGGREGATE PRINCIPAL

STATE (1)                                                                                          BALANCE

- ------------------------------------------------------------------------------------------  ---------------------

Arizona...................................................................................           34.46%

California................................................................................            1.82

Colorado..................................................................................            2.06

Florida...................................................................................            4.79

Georgia...................................................................................           10.89

Nevada....................................................................................           12.15

New Mexico................................................................................            9.88

North Carolina............................................................................            2.75

Oklahoma..................................................................................            8.00

South Carolina............................................................................            2.93

Tennessee.................................................................................            3.27

Texas.....................................................................................            3.60

Other.....................................................................................            3.40

                                                                                                    ------

Total.....................................................................................          100.00%

                                                                                                    ------

                                                                                                    ------



- ------------------------


(1) Based on billing addresses of the Obligors.



    Approximately 45.02% of the aggregate principal balance of the Receivables, constituting 37.02% of the number of Receivables, as of the Cutoff Date, represents financing of new vehicles; the remainder represents financing of used vehicles. As of the Cutoff Date, 0.65% of the aggregate principal balance of the Receivables, constituting 0.68% of the number of Receivables, were more than 30 days contractually past due. A Receivable is 30 days contractually past due if a scheduled payment has not been received by the subsequent calendar month's scheduled payment date.


    All of the Receivables are Simple Interest Receivables. A Simple Interest Receivable provides for the amortization of the amount financed under the receivable over a series of fixed level monthly payments. Each monthly payment includes an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

    The Bank or Valley National, as the case may be, may accede to an Obligor's request to pay scheduled payments in advance, in which event the Obligor will not be required to make another regularly scheduled payment until the time a scheduled payment not paid in advance is due. The amount of any payment made in advance will be treated as a principal prepayment and will be distributed as part of the Principal Collections in the month following the Collection Period in which the prepayment was made. See "Maturity and Prepayment Assumptions."

                      MATURITY AND PREPAYMENT ASSUMPTIONS

    All the Receivables are prepayable at any time. For this purpose the term "prepayments" includes prepayments by Obligors in full or in part, certain partial prepayments related to liquidations due to default, including rebates of extended warranty contract costs and insurance premiums, as well as receipts of proceeds from physical damage, credit life, theft and disability insurance policies and certain other Receivables, purchased or repurchased pursuant to the terms of the Agreement. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including changes in interest rates and the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the secured party, which generally results in the repayment of the remaining principal balance of the Receivable. In addition, under certain circumstances, the Seller is obligated to repurchase (or require the Bank to repurchase), and the Servicer is obligated to purchase, Receivables pursuant to the Agreement as a result of certain uncured breaches of representations and warranties in the case of the Seller (and the Bank) and certain uncured breaches of covenants in the case of the Servicer. See "The Certificates--Sale and Assignment of the Receivables" and "--Servicing Procedures." See also "The Certificates--Termination" regarding the Seller's option to purchase the Receivables when the aggregate principal balance thereof is 5% or less of the Original Pool Balance, at a purchase price equal to the sum of the Class A Principal Balance and the Class B Principal Balance plus accrued and unpaid interest thereon. Accordingly, under certain circumstances it is likely that the Certificates will be repaid before the Final Scheduled Distribution Date. Any reinvestment risk (which will vary from investor to investor, but which may include the risk that principal payments will have to be reinvested at a lower yield) resulting from the rate of prepayments in full of the Receivables and the distribution of such prepayments to Certificateholders will be borne entirely by the Certificateholders.

    If an Obligor pays more than one scheduled payment at a time, the entire amount of the additional payment will be treated as a principal prepayment and distributed as part of the Principal Collections in the month following the month of receipt and the Bank and Valley National do not generally require the Obligor to make any scheduled payment in respect of such Receivable (a "Paid-Ahead Receivable") for the number of due dates corresponding to the number of such additional scheduled payments (the "Paid-Ahead Period"). Although the terms of the retail installment contract require the Obligor to make its next scheduled payments, the Obligor's Receivable is not considered delinquent for purposes of the Agreement during the Paid-Ahead Period and, interest will continue to accrue on the principal balance of the Receivable, as reduced by the application of the early payment. When the Obligor pays the next required payment, although such payment may be insufficient to cover the interest that has accrued since the last payment by the Obligor, the Obligor's Receivable would be considered to be current. This situation will continue until the installments are once again sufficient to cover all accrued interest and to reduce the principal balance of the Receivable. Depending on the principal balance and the APR of the related Receivable and on the number of installments that were paid early, there may be extended periods of time during which Receivables that are current are not amortizing. During such periods, no distributions in respect of principal will be made to the Certificateholders with respect to such Receivables.

    Paid-Ahead Receivables will affect the weighted average life of the Certificates. The distribution of the paid-ahead amount on the Distribution Date following the Collection Period in which such amount was received will generally shorten the weighted average life of the Certificates. However, depending on the length of time during which a Paid-Ahead Receivable is not amortizing as described above, the weighted average life of the Certificates may be extended.

    The Bank's and Valley National's portfolio of motor vehicle installment sale contracts has historically included contracts which have been paid-ahead by one or more scheduled monthly payments. There can be no assurance as to the number of Receivables which may become Paid-Ahead Receivables or the number or the principal amount of the scheduled payments which may be paid-ahead.

                              YIELD CONSIDERATIONS

    Interest on the Certificates will accrue at the Class A Pass-Through Rate and the Class B Pass-Through Rate with respect to each Collection Period on the Class A Principal Balance and the Class B Principal Balance, respectively, as of the Distribution Date occurring in such Collection Period (after giving effect to any payments made on such Distribution Date) or, in the case of the first Distribution Date, on the Original Class A Principal Balance and the Original Class B Principal Balance, respectively. In the event of a principal prepayment on a Receivable during a Collection Period, Class A Certificateholders and Class B Certificateholders will receive their pro rata share of interest for the full Collection Period with respect to the unpaid principal balance of such Receivable as of the first day of such Collection Period to the extent that amounts on deposit in the Collection Account and in the Reserve Fund are available for such purpose. If the Reserve Fund is exhausted, the amount of interest distributed to the Class B Certificateholders and, in certain limited circumstances, the Class A Certificateholders may be less than that described above. See "The Certificates-- Distributions on Certificates."

    Although the Receivables have different APRs, each Receivable's APR exceeds the sum of (a) the weighted average of the Class A Pass-Through Rate and the Class B Pass-Through Rate and (b) the Servicing Fee Rate. Therefore, disproportionate rates of prepayments between Receivables with higher and lower APRs will generally not affect the yield to Certificateholders. However, higher rates of prepayments of Receivables with higher APRs will decrease the amount available to cover delinquencies and defaults on the Receivables and may decrease the amount available to the Reserve Fund. See "The Certificates--Distributions on Certificates" and "--Reserve Fund."

                      POOL FACTORS AND TRADING INFORMATION

    The "Class A Pool Factor" and the "Class B Pool Factor" will each be a seven-digit decimal which the Servicer will compute each month indicating the remaining Class A Principal Balance and Class B Principal Balance, respectively, as of the close of business on the Distribution Date, as a fraction of the respective initial outstanding principal balance of the Class A Certificates and the Class B Certificates. The Class A Pool Factor and the Class B Pool Factor will each be 1.0000000 as of the Closing Date, and thereafter will decline to reflect reductions in the outstanding principal balance of the Class A Certificates and the Class B Certificates, respectively.

    A Class A Certificateholder's portion of the aggregate outstanding principal balance of the Class A Certificates is the product of (i) the original denomination of the holder's Class A Certificate and (ii) the Class A Pool Factor. A Class B Certificateholder's portion of the aggregate outstanding principal balance of the Class B Certificates is the product of (i) the original denomination of the holder's Class B Certificate and (ii) the Class B Pool Factor.

    Pursuant to the Agreement, the Trustee will forward Certificateholders a copy of the Servicer's monthly reports concerning the payments received on the Receivables, the Pool Balance, the Class A Pool Factor, the Class B Pool Factor and various other items of information. Certificateholders during each calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "The Certificates--Statements to Certificateholders."

                                USE OF PROCEEDS


    The Seller will use the net proceeds from the sale of the Certificates to purchase the Receivables from the Bank and to make the initial Reserve Fund deposit in the amount of $4,585,300.97.


                                   THE SELLER

    The Seller is a wholly-owned subsidiary of BANC ONE CORPORATION ("BANC ONE"), an Ohio corporation. The Seller was incorporated in the State of Ohio on May 7, 1996. The principal executive offices of the Seller are located at 100 East Broad Street, Columbus, Ohio 43271-0158 and its telephone number is (614) 248-5700.

    The Seller has taken steps in structuring the transactions described herein that are intended to ensure that the voluntary or involuntary application for relief by BANC ONE under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") will not result in consolidation of the assets and liabilities of the Seller with those of BANC ONE. These steps include the creation of the Seller as a separate, limited-purpose subsidiary pursuant to articles of incorporation containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all of its directors). However, there can be no assurance that the activities of the Seller would not result in a court's concluding that the assets and liabilities of the Seller should be consolidated with those of BANC ONE in a proceeding under any Insolvency Law. See "Risk Factors--Certain Legal Aspects."

    In addition, the Trustee, and all Certificateholders will covenant that they will not at any time institute against the Seller any bankruptcy, reorganization or other proceeding under any Federal or state bankruptcy or similar law.

    The Seller will warrant to the Trust in the Agreement that the sale of the Receivables by the Seller to the Trustee on behalf of the Trust is a valid sale of such Receivables. In addition, the Seller, the Trustee and the Trust will treat the conveyance by the Seller of the Receivables as a sale of the Receivables by the Seller to the Trustee on behalf of the Trust and the Seller will take or cause to be taken all actions that are required to perfect the Trustee's ownership in such Receivables. If the Seller were to become a debtor in a bankruptcy case and a creditor or trustee in bankruptcy of the Seller or the Seller itself were to take the position that the sale of Receivables by the Seller to the Trust should instead be treated as a pledge of the Receivables to secure a borrowing of the Seller, then delays in payments of collections of the Receivables could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amount of such payments could result. If the transfer of the Receivables by the Seller to the Trustee on behalf of the Trust is treated as a pledge instead of a sale, a tax or government lien on the property of the Seller arising before the transfer of the Receivables to the Trustee on behalf of the Trust may have priority over such Trustee's interest in the Receivables. If the conveyance by the Seller of the Receivables is treated as a sale, the Receivables would not be part of the Seller's bankruptcy estate and would not be available to the Seller's creditors.

                        THE SERVICER AND THE SUBSERVICER


    Bank One, Arizona, NA, a national banking association, is an indirect wholly owned subsidiary of BANC ONE CORPORATION, a multi-bank holding company incorporated under the laws of the State of Ohio. The following unaudited financial information regarding the Bank was calculated on the basis of regulatory accounting principles and not on the basis of generally accepted accounting principles, is based on the Bank's Consolidated Report of Condition as of March 31, 1996 (the "Call Report") and is qualified in its entirety by detailed information included in such Call Report. As of March 31, 1996, the Bank had total assets of approximately $13.8 billion, total deposits of approximately $10.9 billion and total equity capital of approximately $.9 billion.



    The Servicer will be responsible for servicing the Receivables in accordance with the terms set forth in the Agreement. The Servicer intends to perform some of its servicing obligations under the Agreement through the Loan Purchase and Servicing Agreement with Valley National with respect to the Receivables sold by Valley National to the Bank then sold by the Bank to the Seller and finally sold by the Seller to the Trust. As of the Cutoff Date, approximately 64.94% of the Receivables by aggregate principal balance of the Receivables as of the Cutoff Date will be serviced by Valley National.



    The principal executive offices of the Bank are located at 201 North Central Avenue, Phoenix, AZ 85004, and its telephone number is (602) 221-2900.



    The principal executive offices of Valley National are located at 1600 East Northern Avenue, Phoenix, AZ 85020, and its telephone number is (602) 221-2900.

                                THE CERTIFICATES

    The Certificates will be issued pursuant to the Agreement, substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Copies of the Agreement may be obtained by the Certificateholders upon written request to the Servicer. The following information summarizes all material provisions of the Certificates and the Agreement. The summary is subject to, and qualified in its entirety by reference to, the Agreement.

GENERAL


    The Certificates will evidence fractional undivided interests in the assets of the Trust to be created pursuant to the Agreement. The Class A Certificates will evidence in the aggregate an undivided ownership interest of 96% of the Trust and the Class B Certificates will evidence in the aggregate an undivided ownership interest of 4% of the Trust.


    The Certificates will be offered for purchase in denominations of $1,000 and integral multiples of $1,000 thereof in book-entry form. Each Class of Certificates will initially be represented by a certificate registered in the name of Cede, the nominee of DTC. No beneficial owner of a Certificate (a "Certificate Owner") will be entitled to receive a definitive certificate representing such person's interest in the Trust except as set forth below under "--Definitive Certificates." Unless and until Certificates of a Class are issued in fully-registered certificated form ("Definitive Certificates") under certain limited circumstances described below, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its Direct Participants (as defined herein) and all references to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the case may be, for the benefit of the Certificate Owners in accordance with DTC procedures. See "--Book-Entry Registration" and "--Definitive Certificates."

BOOK-ENTRY REGISTRATION

    Persons acquiring beneficial ownership interests in the Certificates may hold their interests through DTC in the United States or Cedel or Euroclear in Europe. Each Class of Certificates will be registered in the name of Cede as nominee for DTC. Cedel and Euroclear will hold omnibus positions with respect to the Certificates on behalf of Cedel Participants and Euroclear Participants, respectively, through customers' securities accounts in Cedel's and Euroclear's name on the books of their respective depositories (collectively, the "Depositories") which in turn will hold such positions in customers' securities accounts in the Depositories' names on the books of DTC. For additional information regarding clearance and settlement procedures see Annex I hereto.

    DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participating members ("Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of certificates. "Direct Participants" include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

    Certificate Owners that are not Direct Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Certificates may do so only through Direct Participants or Indirect Participants. In addition, Certificate Owners will receive all distributions of principal and interest from the Trustee through Direct Participants. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Direct Participants, which thereafter will forward them to Indirect Participants or Certificate Owners. It is anticipated that the only

"Certificateholder" will be Cede, as nominee for DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Agreement, and Certificate Owners will only be permitted to exercise the rights of Certificateholders indirectly through DTC and its Participants.

    Transfers between Participants will occur in accordance with DTC Rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

    Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date, and any such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of Certificates by or through a Cedel Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

    Cross-market transfers between persons directly holding Certificates or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadline (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions to the Depositories.

    Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Certificates among Direct Participants on whose behalf it acts with respect to the Certificates and to receive and transmit distributions of principal of, and interest on, the Certificates. Direct Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments and will be able to transfer their interests.

    Because DTC can only act on behalf of Direct Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

    Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

    Euroclear  was  created  in 1968  to  hold securities  for  its participants
("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through, or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

    Distributions with respect to Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a beneficial holder of Certificates under the Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depository's ability to effect such actions on its behalf through DTC.

    DTC has advised the Seller that it will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Direct Participants to whose accounts with DTC the applicable Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Direct Participants whose holdings include such undivided interests.

    Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the Certificates among Direct Participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

    NEITHER THE TRUST, THE SELLER, THE SERVICER, THE SUBSERVICER, THE TRUSTEE NOR ANY OF THE UNDERWRITERS WILL HAVE ANY RESPONSIBILITY OR OBLIGATION TO ANY PARTICIPANTS, CEDEL PARTICIPANTS OR EUROCLEAR PARTICIPANTS OR THE PERSONS FOR WHOM THEY ACT AS NOMINEES WITH RESPECT TO (1) THE ACCURACY OF ANY RECORDS MAINTAINED BY DTC, CEDEL, EUROCLEAR OR ANY PARTICIPANT, (2) THE PAYMENT BY DTC, CEDEL, EUROCLEAR OR ANY PARTICIPANT OF ANY AMOUNT DUE TO ANY BENEFICIAL OWNER IN RESPECT OF THE PRINCIPAL BALANCE OF, OR INTEREST ON, THE

CERTIFICATES, (3) THE DELIVERY BY ANY PARTICIPANT, CEDEL PARTICIPANT OR EUROCLEAR PARTICIPANT OF ANY NOTICE TO ANY BENEFICIAL OWNER WHICH IS REQUIRED OR PERMITTED UNDER THE TERMS OF THE AGREEMENT TO BE GIVEN TO CERTIFICATEHOLDERS OR
(4) ANY OTHER ACTION TAKEN BY DTC OR ITS NOMINEE AS THE CERTIFICATEHOLDER.

DEFINITIVE CERTIFICATES

    The Certificates will be issued in fully registered, certificated form ("Definitive Certificates") to Certificate Owners, rather than to DTC or its nominee, only if (i) the Seller advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Certificates and the Servicer is unable to locate a qualified successor, (ii) the Seller, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Servicing Termination, holders of Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class A Certificates and the Class B Certificates taken together as a single Class, advise the Trustee and DTC through Direct Participants in writing, and DTC shall so notify the Trustee, that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Certificate Owners' best interests.

    Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee is required to notify all Certificate Owners, through DTC and its Participants, of the availability of Definitive Certificates. Upon surrender by DTC of the definitive certificates representing the Certificates and receipt by the Trustee of instructions for re-registration, the Trustee will reissue the Certificates as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement ("Holders").

    Distributions of principal of, and interest on, the Definitive Certificates will be made by the Trustee directly to Holders in accordance with the procedures set forth herein and in the Agreement. Distributions of principal and interest on each Distribution Date will be made to Holders in whose names the Definitive Certificates were registered at the close of business on the applicable Record Date specified for such Certificates. Such distributions will be made by check mailed to the address of such Holder as it appears on the register maintained by the Trustee. The final payment on any Definitive Certificate, however, will be made only upon presentation and surrender of such Definitive Certificate at the office or agency specified in the notice of final distribution mailed to Certificateholders.

    Definitive Certificates will be transferable and exchangeable at the offices of the Trustee or of a registrar named in a notice delivered to Holders. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

SALE AND ASSIGNMENT OF THE RECEIVABLES


    On or prior to the Closing Date, Valley National will sell and assign to the Bank, without recourse, its entire interest in the Receivables sold by it to the Bank pursuant to the Loan Purchase and Servicing Agreement, including its security interests in the related Financed Vehicles and all Collections received and to be received with respect thereto for the period on or after the Cutoff Date and the Bank will sell and assign to the Seller, without recourse, its entire interest in the Receivables and all Collections received and to be received with respect thereto for the period on or after the Cutoff Date. On the Closing Date, the Seller will sell and assign to the Trust, without recourse, its entire interest in the Receivables, including its security interests in the related Financed Vehicles, pursuant to the Agreement. Each Receivable will be identified in a schedule appearing as an exhibit to the Agreement. The Trustee will, concurrently with such sale and assignment and at the written direction of the Seller, execute, authenticate and deliver the Certificates.


    In the Agreement, the Seller will represent and warrant to the Trustee (and will have assigned to the Trust such representations and warranties made by the Bank in the Loan Sale Agreement), among other things, that (i) the information provided in a schedule to the Agreement is correct in all material respects and the computer tape supplied to the Trustee describing certain characteristics of the Receivables is correct in all material respects as of the Cutoff Date; (ii) the Obligor on each Receivable is required to maintain physical damage insurance covering the Financed Vehicle; (iii) at the Cutoff Date the Seller has not received notice that any right of rescission, setoff, counterclaim or defense has been asserted or threatened with respect to any Receivable; (iv) at the Closing Date each of the Receivables is secured by a validly perfected first priority security interest in the Financed Vehicle in favor of the Bank or Valley National, as the case may be or appropriate action has been taken to obtain the same; (v) each Receivable, at the time it was originated, complied and, at the Closing Date, complies in all material respects with applicable Federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws; and (vi) the Seller has not received notice of any liens or claims, including liens for work, labor, materials or unpaid state or federal taxes relating to any Financed Vehicle securing the related Receivable that are or may be prior to or equal to the lien granted by such Receivable. Pursuant to the Agreement, the Seller, the Servicer or the Trustee must promptly advise the others in writing upon a discovery of a breach of any of the Seller's representations and warranties with respect to the Receivables. Unless any such breach shall have been cured within 60 days following the discovery of such breach by the Trustee or receipt by the Trustee of written notice from the Seller or the Servicer of such breach, the Seller will repurchase (or cause the Bank to repurchase) any Receivable from the Trust in which the interests of the Certificateholders are materially and adversely affected by such breach as of the first day succeeding the end of such 60 day period that is the last day of a Collection Period (or, at the Seller's option, the last day of the first Collection Period following the discovery) at a price equal to the unpaid principal balance owed by the Obligor plus interest thereon at the respective APR to the last day of the month of repurchase (the "Purchase Amount"). The repurchase obligation will constitute the sole remedy available to the Trustee or the Certificateholders for any such uncured breach.

    The Loan Sale Agreement will contain similar representations, warranties and obligations pursuant to which the Bank will be obligated to take the actions required of the Seller as described above. The Trustee will have the ability to enforce such obligations directly against the Bank in the event that the Seller fails to do so.

    To assure uniform quality in servicing the Receivables and to reduce administrative costs, the Trustee will appoint the Servicer as custodian of the Receivables.

    The Servicer, in its capacity as custodian, will hold the Receivables and all electronic entries, documents, instruments and writings relating thereto (each, a "Receivable File"), either directly or through the Subservicer, on behalf of the Trustee for the benefit of Certificateholders. The Receivables will not be stamped or otherwise marked to reflect the sale and assignment of the Receivables to the Trust and will not be segregated from other receivables held by the Servicer or the Subservicer. The Seller will cause the accounting records and computer systems used by the Seller as a master record of the Receivables conveyed by it to the Trust to be marked to reflect the sale and assignment of the Receivables to the Trust, and will file UCC financing statements reflecting such sale and assignment, the sale and assignment of Receivables from Valley National to the Bank and the sale and assignment of the Receivables from the Bank to the Seller with appropriate governmental authorities. The Obligors under the Receivables will not be notified of the sale and assignment of the Receivables to the Trust. See "Formation of the Trust" and "Certain Legal Aspects of the Receivables."

ACCOUNTS


    The Trustee will establish one or more segregated accounts (the "Collection Account"), in the name of the Trustee on behalf of the Trust and the Certificateholders, into which all payments made on or with respect to the Receivables will be deposited. The Trustee will also establish a segregated account (the "Class A Distribution Account"), in the name of the Trustee on behalf of the Trust and the Class A Certificateholders, and a segregated account (the "Class B Distribution Account"), in the name of the Trustee on behalf of the Trust and the Class B Certificateholders, from which all distributions with respect to the Class A Certificates and the Class B Certificates, respectively, will be made. The Servicer will establish the Reserve Fund as a segregated account with Bankers Trust Company, as collateral agent on behalf of the Certificateholders (the "Collateral Agent"). The Collection Account, the Class A Distribution Account, the

Class B Distribution Account and the Reserve Fund are collectively referred to as the "Accounts." The Reserve Fund will be maintained for the benefit of the Certificateholders, but will not be an asset of the Trust.


    The Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution (other than the Seller or any affiliate of the Seller) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade (an "Eligible Trust Company"). "Eligible Institution" means a depository institution (other than the Seller or any affiliate of the Seller) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) (i) which has either (A) a long-term senior unsecured debt rating acceptable to the Rating Agencies or (B) a short-term senior unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC. The Accounts will be established initially with the trust department of the Trustee or, in the case of the Reserve Fund, with the Collateral Agent. In the event that the Trustee ceases to be an Eligible Institution, the Trustee or, in the case of the Reserve Fund, the Collateral Agent shall transfer the Accounts to an Eligible Institution or Eligible Trust Company.



    Funds in the Accounts will be invested as provided in the Agreement in Eligible Investments at the direction of the Servicer. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies as being consistent with the ratings of the Certificates. Eligible Investments may include securities or other obligations issued by the Bank or its affiliates or trusts originated by the Bank or its affiliates. Eligible Investments are limited to obligations or securities that mature not later than the Business Day before the date on which the funds invested in such Eligible Investments are required to be withdrawn from the Accounts. Any earnings (net of losses and investment expenses) on amounts on deposit in the Accounts (other than the Reserve Fund) will be paid to the Servicer and will not be available to Certificateholders.


SERVICING PROCEDURES


    The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables and, in a manner consistent with the Agreement, will continue such collection procedures as it follows with respect to automotive retail installment sale contracts it services. Consistent with its normal procedures, the Servicer may, in its discretion, arrange with the Obligor on a Receivable to extend or modify the payment schedule, subject to certain limitations contained in the Agreement. Pursuant to the Agreement, the Servicer or the Trustee shall inform the other party in writing promptly upon the discovery of the breach by the Servicer of certain covenants made by it. If the Servicer fails to cure the breaches with respect to a Receivable within 60 days following the discovery of the breach or the receipt by the Trustee of notice of such breach, the Servicer is required to purchase for the Purchase Amount any Receivable in which the interests of the Certificateholders are materially and adversely affected by the breach as of the first day succeeding the end of such 60 day period that is the last day of a Collection Period (or, at the Servicer's option, the last day of the first Collection Period following the discovery).



    Pursuant to the Agreement, the Bank, as Servicer, has the right to delegate any of its responsibilities and obligations as Servicer to any of its affiliates and to certain third-party service providers that agree to conduct such duties in accordance with the Agreement. No such delegation will relieve the Bank of any of its obligations as Servicer under the Agreement and the Servicer shall be responsible for such functions as if it alone were performing such functions with respect to the Receivables. Pursuant to the Loan Purchase and Servicing Agreement, the Bank has delegated its responsibilities and obligations as Servicer to Valley National, with respect to all of the Receivables that the Bank has acquired from Valley National and conveyed to the Seller.

PAYMENTS ON RECEIVABLES


    The Servicer will deposit all payments, other than any nonsufficient funds charges and other administrative fees and similar charges retained by the Servicer as part of its compensation, on Receivables (from whatever source) and all proceeds of Receivables collected during each Collection Period into the Collection Account within two Business Days of receipt thereof. For purposes of the Agreement, the Servicer will be deemed to have received any amounts with respect to the Receivables that are received by the Subservicer, regardless of whether such amounts are received by the Subservicer. However, in the event that the Servicer satisfies certain requirements for monthly remittances and neither of the Rating Agencies, after 10 days prior notice, shall have notified the Seller, the Servicer or the Trustee in writing that monthly deposits by the Servicer in and of itself will result in a reduction or withdrawal of the then-current ratings of the Certificates, then so long as the Bank is the Servicer and provided that (i) there exists no Event of Servicing Termination (as described below) and (ii) each other condition to making monthly deposits as may be specified by the Rating Agencies is satisfied, the Servicer will not be required to deposit such amounts into the Collection Account until on or before the Business Day preceding the Distribution Date. It is anticipated that the Bank, as Servicer, will satisfy such requirements on the Closing Date. In such event, the Servicer will also deposit the aggregate Purchase Amount of Receivables repurchased by the Seller (or the Bank) or purchased by the Servicer into the Collection Account on or before the Business Day preceding the Distribution Date. Pending deposit into the Collection Account, Collections may be invested by the Servicer at its own risk and for its own benefit, and will not be segregated from funds of the Servicer.


SERVICING COMPENSATION


    The Servicer will be entitled to receive on each Distribution Date, out of interest collected on or in respect of the Receivables, the Servicing Fee for the related Collection Period equal to one-twelfth of the product of 1.00% (the "Servicing Fee Rate") and the Pool Balance as of the first day of such Collection Period. The Servicing Fee will be calculated and paid based upon a 360-day year consisting of twelve 30-day months. The Servicing Fee will be paid out of Interest Collections from the Receivables, prior to distributions to Certificateholders.


    The Servicer will also collect and retain any nonsufficient funds charges and other administrative fees or similar charges allowed by applicable law with respect to the Receivables, and will be entitled to reimbursement from the Trust for certain expenses. Payments by or on behalf of Obligors will be allocated to scheduled payments and late fees and other charges in accordance with the Servicer's normal practices and procedures. In addition, the Servicer will be entitled to any earnings (net of losses and investment expenses) on amounts on deposit in the Accounts (other than the Reserve Fund).

    The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of automotive receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, paying costs of disposition of defaults and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the Receivables, accounting for Collections and furnishing monthly and annual statements to the Trustee with respect to distributions and generating Federal income tax information. The Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables. The Servicer will, and the Trust will not, be responsible for paying any compensation to the Subservicer.

DISTRIBUTIONS ON CERTIFICATES

    DEPOSITS TO COLLECTION ACCOUNT. On the later of the eighth Business Day and the eleventh calendar day of each month in which a Distribution Date occurs (the "Determination Date"), the Servicer will provide the Trustee with certain information with respect to the preceding Collection Period, including the amount of aggregate Collections on the Receivables, the aggregate amount of Liquidated Receivables and the aggregate Purchase Amount of Receivables to be repurchased by the Seller or to be purchased by the Servicer.

    No later than the Business Day preceding each Distribution Date, the Servicer will cause Collections to be deposited into the Collection Account. See "--Payments on Receivables." "Collections" for any Distribution Date will equal the sum of Interest Collections and Principal Collections for the related Distribution Date.

    "Interest Collections" for any Distribution Date will equal the sum of the following amounts with respect to the preceding Collection Period: (i) that portion of all collections on the Receivables allocable to interest in respect of such Collection Period; (ii) all proceeds (other than any proceeds from any Dealer reserve) of the liquidation of defaulted Receivables ("Liquidated Receivables"), net of expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivables ("Liquidation Proceeds"), to the extent attributable to interest due thereon, which became Liquidated Receivables during such Collection Period in accordance with the Servicer's customary servicing procedures, to the extent not included in clause (i) above; (iii) the Purchase Amount of each Receivable that was repurchased by the Seller (or the Bank) or purchased by the Servicer during such Collection Period, to the extent attributable to accrued interest thereon; and (iv) all monies collected, from whatever source (other than any proceeds from any Dealer reserve), in respect of Liquidated Receivables during any Collection Period following the Collection Period in which such Receivable was written off, net of the sum of any amounts expended by the Servicer for the account of the Obligor and any amounts required by law to be remitted to the Obligor ("Recoveries"), to the extent received during such Collection Period.

    "Principal Collections" for any Distribution Date will equal the sum of the following amounts with respect to the preceding Collection Period: (i) that portion of all collections on the Receivables allocable to principal in respect of such Collection Period; (ii) all Liquidation Proceeds attributable to the principal amount of Receivables which became Liquidated Receivables during such Collection Period in accordance with the Servicer's customary servicing procedures, to the extent not included in clause (i) above; (iii) the Purchase Amount of each Receivable repurchased by the Seller (or the Bank) or purchased by the Servicer during such Collection Period to the extent attributable to principal; and (iv) partial prepayments on Receivables in respect of such Collection Period relating to refunds of extended warranty contract costs or of credit life or disability insurance policy premiums, but only if such costs or premiums were financed by the respective Obligor and only to the extent not included in clause (i) above.

    Interest Collections and Principal Collections on any Distribution Date shall exclude all payments and proceeds (including Liquidation Proceeds) of any Receivables the Purchase Amount of which has been included in Collections in a prior Collection Period.

    DEPOSITS TO  THE DISTRIBUTION  ACCOUNTS.   On  each Distribution  Date,  the
Servicer shall instruct the Trustee to make the following deposits and distributions, to the extent of Interest Collections (and, in the case of shortfalls occurring under clause (ii) below in the Class A Interest Distribution, the Class B Percentage of Principal Collections to the extent of such shortfalls):

        (i) to the Servicer, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods (to the extent not retained by the Servicer as described under "-Net Deposits" below);

        (ii) to the Class A Distribution Account, after the application of clause (i), the Class A Interest Distribution; and

       (iii) to the Class B Distribution Account, after the application of clauses (i) and (ii), the Class B Interest Distribution.

    On each Distribution Date, the Servicer shall instruct the Trustee to make the following deposits and distributions, to the extent of Principal Collections and Interest Collections remaining after the application of clauses (i), (ii) and (iii) above:

        (iv) to the Class A Distribution Account, the Class A Principal Distribution;

        (v) to the Class B Distribution Account, after the application of clause
    (iv), the Class B Principal Distribution; and

        (vi) to the Reserve Fund, any amounts remaining after the application of clauses (i) through (v).

    To the extent necessary to satisfy the distributions described above, the Servicer shall instruct the Trustee to withdraw from the Reserve Fund and deposit in the Class A Distribution Account or the Class B Distribution Account as described below in the following order of priority on each Distribution Date:

        (i) an amount equal to the excess of the Class A Interest Distribution over the sum of Interest Collections and the Class B Percentage of Principal Collections will be deposited into the Class A Distribution Account;

        (ii) an amount equal to the excess of the Class B Interest Distribution over the portion of Interest Collections remaining after the distribution of the Class A Interest Distribution will be deposited into the Class B Distribution Account;

       (iii) an amount equal to the excess of the Class A Principal Distribution over the portion of Principal Collections and Interest Collections remaining after the distribution of the Class A Interest Distribution and the Class B Interest Distribution will be deposited into the Class A Distribution Account; and

        (iv) an amount equal to the excess of the Class B Principal Distribution over the portion of Principal Collections and Interest Collections remaining after the distribution of the Class A Interest Distribution, the Class B Interest Distribution and the Class A Principal Distribution will be deposited into the Class B Distribution Account.

    On each Distribution Date, all amounts on deposit in the Class A Distribution Account will be distributed to the Class A Certificateholders and all amounts on deposit in the Class B Distribution Account will be distributed to the Class B Certificateholders.

    "Class  A  Interest  Carryover  Shortfall"   means,  with  respect  to   any
Distribution Date, the excess of Class A Monthly Interest for the preceding Distribution Date and any outstanding Class A Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Class A Distribution Account on such preceding Distribution Date, plus 30 days of interest on such excess, to the extent permitted by law, at the Class A Pass-Through Rate.

    "Class A Interest Distribution" means, with respect to any Distribution Date, the sum of Class A Monthly Interest for such Distribution Date and the Class A Interest Carryover Shortfall for such Distribution Date.

    "Class A Monthly Interest" means, with respect to any Distribution Date, one-twelfth (or, in the case of the first Distribution Date a fraction, the numerator of which is equal to and the denominator of which is 360) of the product of the Class A Pass-Through Rate and the Class A Principal Balance as of the Distribution Date occurring in the preceding Collection Period (after giving effect to any payments made on such Distribution Date) or, in the case of the first Distribution Date, the Original Class A Principal Balance.

    "Class A Monthly Principal" means, with respect to any Distribution Date, the Class A Percentage of Principal Collections for such Distribution Date plus the Class A Percentage of Realized Losses with respect to Receivables which became Liquidated Receivables during the related Collection Period.

    "Class A Principal Balance" equals the Original Class A Principal Balance, as reduced by all amounts allocable to principal on the Class A Certificates previously distributed to Class A Certificateholders.

    "Class A Principal Carryover Shortfall" means, with respect to any Distribution Date, the excess of Class A Monthly Principal for the preceding Distribution Date and any outstanding Class A Principal Carryover Shortfall on such preceding Distribution Date over the amount in respect of principal that is actually deposited in the Class A Distribution Account on such preceding Distribution Date.

    "Class A Principal Distribution" means, with respect to any Distribution Date, the sum of Class A Monthly Principal for such Distribution Date and the Class A Principal Carryover Shortfall for such Distribution Date; provided, however, that the Class A Principal Distribution shall not exceed the Class A Principal Balance immediately prior to such Distribution Date. In addition, on the Final Scheduled Distribution Date, the principal required to be deposited in the Class A Distribution Account will include the lesser of (a) any principal due and remaining unpaid on each Receivable in the Trust as of the Final Scheduled Maturity Date or (b) the portion of the amount required to be deposited under clause (a) above that is necessary (after giving effect to the other amounts to be deposited in the Class A Distribution Account on such Distribution Date and allocable to principal) to reduce the Class A Principal Balance to zero.

    "Class  B  Interest  Carryover  Shortfall"   means,  with  respect  to   any
Distribution Date, the excess of Class B Monthly Interest for the preceding Distribution Date and any outstanding Class B Interest Carryover Shortfall on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Class B Distribution Account on such preceding Distribution Date, plus 30 days of interest on such excess, to the extent permitted by law, at the Class B Pass-Through Rate.

    "Class B Interest Distribution" means, with respect to any Distribution Date, the sum of Class B Monthly Interest for such Distribution Date and the Class B Interest Carryover Shortfall for such Distribution Date.

    "Class B Monthly Interest" means, with respect to any Distribution Date, one-twelfth (or, in the case of the first Distribution Date a fraction, the
numerator of which is equal to       and the denominator of which is 360) of the
product of the Class B Pass-Through Rate and the Class B Principal Balance as of the Distribution Date occurring in the preceding Collection Period (after giving effect to any payments made on such Distribution Date) or, in the case of the first Distribution Date, the Original Class B Principal Balance.

    "Class B Monthly Principal" means, with respect to any Distribution Date, the Class B Percentage of Principal Collections for such Distribution Date plus the Class B Percentage of Realized Losses with respect to Receivables which became Liquidated Receivables during the related Collection Period.

    "Class B Principal Balance" equals the Original Class B Principal Balance, as reduced by all amounts allocable to principal on the Class B Certificates previously distributed to Class B Certificateholders.

    "Class B Principal Carryover Shortfall" means, with respect to any Distribution Date, the excess of Class B Monthly Principal for the preceding Distribution Date and any outstanding Class B Principal Carryover Shortfall on such preceding Distribution Date over the amount in respect of principal that is actually deposited in the Class B Distribution Account on such preceding Distribution Date.

    "Class B Principal Distribution" means, with respect to any Distribution Date, the sum of Class B Monthly Principal for such Distribution Date and the Class B Principal Carryover Shortfall for such Distribution Date; PROVIDED, HOWEVER, that the Class B Principal Distribution shall not exceed the Class B Principal Balance immediately prior to such Distribution Date. In addition, on the Final Scheduled Distribution Date, the principal required to be distributed to Class B Certificateholders will include the lesser of (a) any principal due and remaining unpaid on each Receivable in the Trust as of the Final Scheduled Maturity Date or (b) the portion of the amount required to be deposited under clause (a) above that is necessary (after giving effect to the other amounts to be deposited in the Class B Distribution Account on such Distribution Date and allocable to principal) to reduce the Class B Principal Balance to zero, and, in the case of clauses (a) and (b), remaining after any required distribution of the amount described in clause (a) to the Class A Distribution Account.

    "Realized Losses" means, for any period, the excess of the principal balance of any Liquidated Receivable over Liquidation Proceeds to the extent allocable to principal.

SUBORDINATION OF THE CLASS B CERTIFICATES

    The rights of the Class B Certificateholders to receive distributions with respect to the Receivables will be subordinated to the rights of the Class A Certificateholders to the extent described below. This subordination is intended to enhance the likelihood of timely receipt by Class A Certificateholders of the full amount of interest and principal required to be paid to them, and to afford such Class A Certificateholders limited protection against losses in respect of the Receivables.

    No interest distribution will be made to the Class B Certificateholders on any Distribution Date in respect of interest until the full amount of interest on the Class A Certificates payable on such Distribution Date has been distributed to the Class A Certificateholders. No principal distribution will be made to the Class B Certificateholders on any Distribution Date in respect of principal until the full amount of interest on and principal of the Class A Certificates and interest on the Class B Certificates payable on such Distribution Date has been distributed to the Class A Certificateholders and the Class B Certificateholders, respectively. Distributions of interest on the Class B Certificates, however, to the extent of collections on or in respect of the Receivables allocable to interest and certain available amounts on deposit in the Reserve Fund, will not be subordinated to the payment of principal of the Class A Certificates.

RESERVE FUND

    In the event of delinquencies or losses on the Receivables, the protection afforded to the Class A Certificateholders will be effected both by the preferential right of the Class A Certificateholders to receive current distributions with respect to the Receivables, to the extent described above under "--Subordination of the Class B Certificates," prior to any distribution being made on a Distribution Date to the Class B Certificateholders, and to receive amounts on deposit in the Reserve Fund. Amounts on deposit in the Reserve Fund will also be generally available to cover shortfalls in required distributions to the Class B Certificateholders, in respect of interest, after payment of interest on the Class A Certificates and, in respect of principal, after payment of interest on and principal of the Class A Certificates and interest on the Class B Certificates. The Reserve Fund will not be a part of or otherwise includible in the Trust and will be a segregated trust account held by the Collateral Agent for the benefit of the Certificateholders.


    The Reserve Fund will be created with an initial deposit by the Seller on the Closing Date of an amount equal to 1.50% of the Original Pool Balance, and will be augmented on each Distribution Date by deposit therein of Collections remaining after distribution of the Servicing Fee and amounts to be paid to Class A Certificateholders and Class B Certificateholders as described above under "--Distributions on Certificates." Amounts on deposit in the Reserve Fund will be released to the Seller on each Distribution Date to the extent that the amount on deposit in the Reserve Fund exceeds the Specified Reserve Balance. Upon any such release to the Seller of amounts from the Reserve Fund, neither the Class A Certificateholders nor the Class B Certificateholders will have any further rights in, or claims to, such amounts.



    "Specified Reserve Balance" with respect to any Distribution Date means the greater of (a) 3.25% of the sum of the Class A Principal Balance and Class B Principal Balance on such Distribution Date (after giving effect to all distributions with respect to the Certificates to be made on such Distribution
Date), except that, if on any Distribution Date (x) the average of the Charge-off Rates for the three preceding Collection Periods exceeds 1.75% or (y) the average of the Delinquency Percentages for the three preceding Collection Periods exceeds 1.75%, then the Specified Reserve Balance shall be an amount equal to the greater of 8.00% of the sum of the Class A Principal Balance and the Class B Principal Balance on such Distribution Date (after giving effect to all distributions with respect to the Certificates to be made on such Distribution Date) and the amount specified in clause (b) below or (b) 1.00% of the sum of the Original Class A Principal Balance and Original Class B Principal Balance. In no circumstances will the Seller be required to deposit any amounts in the Reserve Fund other than the initial Reserve Fund deposit to be made on the Closing Date.



    The "Charge-off Rate" with respect to a Collection Period will equal the Aggregate Net Losses with respect to the Receivables expressed, on an annualized basis, as a percentage of the average of (x) the Pool Balance on the last day of the immediately preceding Collection Period and (y) the Pool Balance on the last day in such Collection Period. The "Aggregate Net Losses" with respect to a Collection Period will equal the aggregate principal balance of all Receivables newly designated during such Collection Period as Liquidated Receivables minus Liquidation Proceeds collected during such Collection Period with respect to all Liquidated Receivables and any Recoveries collected during such Collection Period. The "Delinquency Percentage" with respect to a Collection Period will equal the ratio of (a) the outstanding principal balance of the Receivables 60 days or more delinquent (which amount shall include Receivables in respect of Financed Vehicles that have been repossessed but not yet sold or otherwise liquidated) as of the last day of such Collection Period, determined in accordance with the Servicer's normal practices, divided by (b) the outstanding principal balance of all Receivables on the last day of such Collection Period.


    Amounts held from time to time in the Reserve Fund will continue to be held for the benefit of the Certificateholders and may be invested in Eligible Investments. Any loss on such investment will be charged to the Reserve Fund. Any investment earnings (net of losses) will be paid to the Seller.

    The time necessary for the Reserve Fund to reach and maintain the Specified Reserve Balance at any time after the date of issuance of the Certificates will be affected by the delinquency, credit loss and repossession and prepayment experience of the Receivables and, therefore, cannot be accurately predicted.

    If on any Distribution Date the protection afforded the Class A Certificates by the Class B Certificates and by the Reserve Fund is exhausted, the Class A Certificateholders will directly bear the risks associated with ownership of the Receivables. If on any Distribution Date amounts on deposit in the Reserve Fund have been depleted, the protection afforded the Class B Certificates by the Reserve Fund will be exhausted and the Class B Certificateholders will directly bear the risks associated with ownership of the Receivables.

    None of the Class B Certificateholders, the Trustee, the Servicer, the Subservicer or the Seller will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent Distribution Date to make full distributions to the Class A Certificateholders.

NET DEPOSITS

    As an administrative convenience, unless the Servicer is required to remit Collections within two Business Days of receipt thereof, the Servicer will be permitted to make the deposit of Collections and Purchase Amounts for or with respect to the Collection Period net of distributions to be made to the Servicer with respect to the Collection Period. The Servicer, however, will account to the Trustee and the Certificateholders as if all deposits, distributions and transfers were made individually.

STATEMENTS TO CERTIFICATEHOLDERS

    On each Distribution Date, the Trustee will include with each distribution to each Class A Certificateholder and Class B Certificateholder as of the close of business on the related Record Date (which shall be Cede as the nominee for DTC unless Definitive Certificates are issued under the limited circumstances described herein) a statement prepared by the Servicer (the "Distribution Date Statement"), setting forth with respect to the related Collection Period, among other things, the following information:

        (i) the amount of the distribution allocable to principal of the Class A Certificates and the Class B Certificates;

        (ii) the amount of the distribution allocable to interest on the Class A Certificates and the Class B Certificates;

       (iii) the Pool Balance as of the close of business on the last day of such Collection Period;

        (iv) the amount of the Servicing Fee paid to the Servicer with respect to such Collection Period and the Class A Percentage and Class B Percentage of the Servicing Fee paid to the Servicer with respect to such Collection Period;

        (v) the amount of any Class A Interest Carryover Shortfall, Class A Principal Carryover Shortfall, Class B Interest Carryover Shortfall and Class B Principal Carryover Shortfall on the Distribution Date immediately following such Collection Period and the change in such amounts from those with respect to the immediately preceding Distribution Date;

        (vi) the Class A Pool Factor and the Class B Pool Factor as of such Distribution Date, after giving effect to payments allocated to principal reported under clause (i) above;

       (vii) the amount of the aggregate Realized Losses, if any, for such Collection Period;

      (viii) the aggregate principal balance of all Receivables which were more than 60 days delinquent as of the close of business on the last day of such Collection Period;

        (ix) the amount on deposit in the Reserve Fund on such Distribution Date, after giving effect to distributions made on such Distribution Date;

        (x) the Class A Principal Balance and the Class B Principal Balance as of such Distribution Date, after giving effect to payments allocated to principal reported under clause (i) above;

        (xi)   the   amount   otherwise    distributable   to   the   Class    B
    Certificateholders    that   is   being   distributed   to   the   Class   A
    Certificateholders on such Distribution Date; and

       (xii) the aggregate Purchase Amount of Receivables repurchased by the Seller or purchased by the Servicer with respect to such Collection Period.

    Each amount set forth pursuant to clauses (i), (ii), (iv) and (v) above shall be expressed in the aggregate and as a dollar amount per $1,000 of original denomination of a Certificate. Copies of such statements may be obtained by Certificateholders by a request in writing addressed to the Trustee. In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Agreement, the Trustee will mail to each person who at any time during such calendar year shall have been a Certificateholder a statement containing the sum of the amounts described in clauses (i), (ii), (iv) and (v) above for the purposes of such Certificateholder's preparation of federal income tax returns. See "Federal Income Tax Consequences--Information Reporting and Backup Withholding."

EVIDENCE AS TO COMPLIANCE


    The Agreement will provide that a firm of independent public accountants will furnish to the Trustee one or more reports expressing a summary of findings regarding the Servicer's compliance with the Agreement during the preceding calendar year (or, in the case of the first such report, the period from the Closing Date to December 31, 1996).



    The Agreement will also provide for delivery to the Trustee concurrently with the delivery of the reports referred to above of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Agreement throughout the preceding twelve months ended December 31 (or in the case of the first such certificate, the period from the Closing Date to December 31, 1996) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The Servicer has agreed to give the Trustee notice of certain Events of Servicing Termination under the Agreement.


    Copies  of   such   statements  and   certificates   may  be   obtained   by
Certificateholders by a request in writing addressed to the Trustee. See "The Certificates--The Trustee."

CERTAIN MATTERS REGARDING THE SERVICER

    The Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon a determination that the Servicer's performance of such duties is no longer permissible under applicable law or if such resignation is required by regulatory authorities. Such resignation will become effective on the earlier of the date the Servicer is required by regulatory authorities to resign or the date on which the Trustee or a successor servicer has assumed the Servicer's servicing obligations and duties under the Agreement.

    The Agreement will further provide that neither the Servicer nor any of its directors, officers, employees, and agents shall be under any liability to the Trust or the Certificateholders for taking any action or for refraining from taking any action pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties thereunder. In addition, the Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is incidental to its servicing responsibilities under the Agreement and that, in its opinion, may cause it to incur any expense or liability.

    Under the circumstances specified in the Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor to the Servicer under the Agreement.

    The Servicer may appoint a subservicer to perform all or any portion of its obligations under the Agreement; however, the Servicer shall remain obligated and be liable to the Trust, the Trustee and the Certificateholders for the servicing and administering of the Receivables as if the Servicer alone were servicing and administering the Receivables.

EVENTS OF SERVICING TERMINATION

    "Events of Servicing Termination" under the Agreement will consist of (i) any failure by the Servicer to deliver to the Trustee for deposit in any of the Accounts any required payment or to direct the Trustee or the Collateral Agent, as applicable, to make any required distributions therefrom, that shall continue unremedied for five Business Days after written notice of such failure is received by the Servicer from the Trustee or the Collateral Agent, as applicable, or after discovery of such failure by the Servicer; (ii) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in the Agreement which failure materially and adversely affects the rights of Certificateholders and which continues unremedied for 60 days after the giving of written notice of such failure (1) to the Servicer by the Trustee or (2) to the Servicer and to the Trustee by holders of Certificates, evidencing not less than 25% aggregate outstanding principal balance of the Class A Certificates and Class B Certificates taken together as a single Class (or such longer period, not in excess of 120 days, as may be reasonably necessary to remedy such default; provided that such default is capable of remedy within 120 days and the Servicer delivers an officer's certificate to the Trustee to such effect and to the effect that the Servicer has commenced, or will promptly commence, and diligently pursue all reasonable efforts to remedy such default); and (iii) certain events of insolvency, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to the Servicer and certain actions by the Servicer indicating its insolvency, reorganization pursuant to bankruptcy, receivership or similar proceedings, or inability to pay its obligations.

    If an Event of Servicing Termination occurs, the Trustee will have no obligation to notify Certificateholders of such event prior to the end of any cure period described above.

RIGHTS UPON AN EVENT OF SERVICING TERMINATION

    As long as an Event of Servicing Termination remains unremedied, the Trustee or the holders of Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class A Certificates and the Class B Certificates taken together as a single Class may terminate substantially all of the Servicer's rights and obligations under the Agreement, whereupon the Trustee or a successor Servicer appointed by the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement. Thereafter, the successor Servicer will be entitled to the compensation otherwise payable to the Servicer. If, however, a conservator or receiver has been appointed for the Servicer, and no Event of Servicing
Termination other than such appointment has occurred, such conservator or receiver may have the power to prevent the Trustee or the Certificateholders from terminating substantially all of the Servicer's rights and obligations under the Agreement. In the event that the Trustee is unwilling or legally unable so to act, the Trustee may appoint, or petition a court of competent jurisdiction for the appointment of a successor with a net worth of at least $50,000,000 and whose regular business includes the servicing of automobile receivables. In no event may the servicing compensation to be paid to such successor be greater than the servicing compensation payable to the Servicer under the Agreement.

WAIVER OF PAST DEFAULTS

    The holders of Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class A Certificates and Class B Certificates taken together as a single Class, in the case of any default which does not adversely affect the Trustee may, on behalf of all Certificateholders, waive any default by the Servicer in the performance of its obligations under the Agreement and its consequences, except a default in making any required deposits to or payments from any of the Accounts in accordance with the Agreement. No such waiver shall impair the Certificateholders' rights with respect to subsequent defaults.

AMENDMENT

    The Agreement may be amended by the Seller, the Servicer and the Trustee, without the consent of any of the Certificateholders, to cure any ambiguity or defect, to correct or supplement any provision therein or for the purpose of adding any provision to or changing in any manner or eliminating any of the provisions of the Agreement, or of modifying in any manner the rights of Certificateholders; provided, that such action will not, in the opinion of counsel reasonably satisfactory to the Trustee, materially and adversely affect the interest of any Certificateholder.

    The Agreement also may be amended by the Seller, the Servicer and the Trustee, with the consent of the holders of Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class A Certificates and the Class B Certificates taken together as a single Class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made on any Certificate, without the consent of all adversely affected Certificateholders or (ii) reduce the percentage of the aggregate outstanding principal balance of the Certificates, the holders of which are required to consent to any such amendment, without the consent of all Certificateholders affected thereby.

LIST OF CERTIFICATEHOLDERS

    Upon written request of the Servicer, the Trustee will provide to the Servicer within 15 days after receipt of such request a list of names and addresses of all Certificateholders of record as of the most recent Record Date. Upon written request by holders of Certificates of either Class evidencing not less that 25% of the voting interests thereof, and upon compliance by such Certificateholders with certain provisions of the Agreement, the Trustee will afford such Certificateholders access during business hours to the most current list of Certificateholders for purposes of communicating with other Certificateholders with respect to their rights under the Agreement.

    The Agreement will not provide for holding any annual or other meetings of Certificateholders.

TERMINATION

    The obligations of the Seller, the Servicer and the Trustee under the Agreement will, except with respect to certain reporting requirements, terminate upon the earliest of (i) the Distribution Date next succeeding the Seller's purchase of the Receivables, as described below, (ii) payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement and (iii) the Distribution Date next succeeding the month which is six months after the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any property remaining in the Trust (including any Liquidated Receivables) in accordance with the terms and priorities set forth in the Agreement.

    The Seller will be permitted, at its option, in the event that the Pool Balance as of the first day of a Collection Period has declined to 5% or less of the Original Pool Balance, to purchase from the Trust, on any Distribution Date occurring in a subsequent Collection Period, all remaining Receivables in the Trust at a purchase price equal to the sum of the Class A Principal Balance and the Class B Principal Balance plus accrued and unpaid interest thereon. The exercise of this right will effect an early retirement of the Certificates.

    The Trustee will give written notice of termination of the Trust to each Certificateholder of record. The final distribution to any Certificateholder will be made only upon surrender and cancellation of such Certificateholder's Certificate (whether a Definitive Certificate or the physical certificate representing the Certificates) at the office or agency of the Trustee specified in the notice of termination. Any funds remaining in the Trust, after the Trustee has taken certain measures to locate a Certificateholder and such measures have failed, will be distributed to the Seller or as otherwise provided in the Agreement.

DUTIES OF THE TRUSTEE

    The Trustee will make no representations as to the validity or sufficiency of the Agreement, the Certificates (other than the execution and authentication of the Certificates), the Receivables or any related documents, and will not be accountable for the use or application by the Seller or the Servicer of any funds paid to the Seller or the Servicer in respect of the Certificates or the Receivables, or the investment of any monies by the Servicer before such monies are deposited into the Collection Account. The Trustee will not independently verify the Receivables. If no Event of Servicing Termination has occurred and is continuing, the Trustee will be required to perform only those duties specifically required of it under the Agreement. Generally, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Trustee under the Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Agreement. The Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Agreement which failure constitutes an Event of Servicing Termination unless a responsible officer of the Trustee obtains actual knowledge of such failure as specified in the Agreement.

    The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby. No Class A Certificateholder or Class B Certificateholder will have any right under the Agreement to institute any proceeding with respect to the Agreement, unless such holder has given the Trustee written notice of default and unless, with respect to the Class A Certificates, the holders of Class A Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class A Certificates or, with respect to the Class B Certificates, the holders of Class B Certificates evidencing not less than a majority of the aggregate outstanding principal balance of the Class B Certificates, have made a written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 30 days has neglected or refused to institute any such proceedings.

THE TRUSTEE


    Bankers Trust Company, a New York banking corporation, will act as Trustee under the Agreement. The Trustee, in its individual capacity or otherwise, and any of its affiliates, may hold Certificates in their own names or as pledgee. In addition, for the purpose of meeting the legal requirements of certain jurisdictions, the Servicer and the Trustee, acting jointly (or in some instances, the Trustee, acting alone), will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement will be conferred or imposed upon the Trustee and such co-trustee or separate trustee jointly, or, in any jurisdiction where the Trustee is incompetent or unqualified to perform certain acts, singly upon such co-trustee or separate trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.


    The Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to serve, becomes legally unable to act, is adjudged insolvent or is placed in receivership or similar proceedings. In such circumstances, the Servicer will be obligated to appoint a successor trustee. However, any such resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

    The Agreement will provide that the Servicer will pay the Trustee's fees. The Agreement will also provide that the Trustee will be entitled to indemnification by the Seller for, and will be held harmless against, any loss, liability or expense incurred by the Trustee not resulting from the Trustee's own willful misfeasance, bad faith or negligence. Indemnification will be unavailable to the Trustee to the extent that any such loss, liability or expense results from a breach of any of the Trustee's representations or warranties set forth in the Agreement, and for any tax, other than those for which the Seller or the Servicer is required to indemnify the Trustee.


    The Trustee's Corporate Trust Office is located at 4 Albany Street, New York, New York 10006. The Seller, the Servicer, the Subservicer and their respective affiliates may have other banking relationships with the Trustee and its affiliates in the ordinary course of their business.


                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

RIGHTS IN THE RECEIVABLES

    The Receivables are "chattel paper" as defined in the Ohio UCC and the Arizona UCC. Pursuant to the UCC, for most purposes, a sale of chattel paper is treated in a manner similar to a transaction creating a security interest in chattel paper. The Seller will cause appropriate financing statements to be filed with the appropriate governmental authorities in the States of Ohio and Arizona to perfect the interest of the Trustee in its purchase of the Receivables from the Seller, in the Seller's purchase of the Receivables from the Bank and the Bank's purchase of Receivables from Valley National.

    Pursuant to the Agreement, the Servicer will hold the Receivables, either directly or through the Subservicer, as custodian for the Trustee following the sale and assignment of the Receivables to the Trust. The Seller will take such action as is required to perfect the rights of the Trustee in the Receivables. The Receivables will not be segregated, stamped or otherwise marked to indicate that they have been sold to the Trust. If, through inadvertence or otherwise, another party purchases (or takes a security interest in) the Receivables for new value in the ordinary course of business and takes possession of the Receivables without actual knowledge of the Trust's interest, the purchaser (or secured party) will acquire an interest in the Receivables superior to the interest of the Trust.

    Under the Agreement, the Servicer will be obligated from time to time to take such actions as are necessary to protect and perfect the Trust's interest in the Receivables and their proceeds.

SECURITY INTERESTS IN THE FINANCED VEHICLES

    Generally, retail motor vehicle loans such as the Receivables evidence loans to obligors to finance the purchase of such motor vehicles. The loans also constitute personal property security agreements and include grants of security interests in the vehicles under the UCC. Perfection of security interests in motor vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In Arizona and most other states, a security interest in the vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title.

    The Bank's and Valley National's practice is to take such action as is required in order to perfect their security interest in a Financed Vehicle under the laws of the jurisdiction in which the Financed Vehicle is registered. If the Bank or Valley National, because of clerical error or otherwise, has failed to take such action with respect to a Financed Vehicle, it will not have a perfected security interest in the Financed Vehicle and its security interest may be subordinate to the interests of, among others, subsequent purchasers of the Financed Vehicle that give value without notice of the Bank's and Valley National's security interest and to whom a certificate of ownership is issued in such purchaser's name, holders of perfected security interests in the Financed Vehicle, and the trustee in bankruptcy of the Obligor. The Bank's or Valley National's security interest may also be subordinate to such third parties in the event of fraud or forgery by the Obligor or administrative error by state recording officials or in the circumstances noted below. As described more fully below, the Seller will warrant in the Agreement (and will have assigned to the Trust such warranty made by the Bank in the Loan Sale Agreement) that an enforceable first priority perfected security interest with respect to each Financed Vehicle on the Closing Date has been created in favor of either the Bank or Valley National and the Seller or the Bank will be required to repurchase the related Receivable in the event of an uncured breach of such warranty.


    Pursuant to the Loan Purchase and Servicing Agreement, Valley National will assign its security interest in any Financed Vehicles, along with the sale and assignment of the related Receivables to the Bank and pursuant to the Loan Purchase Agreement, the Bank will assign its security interest in the Financed Vehicles, along with the sale and assignment of the related Receivables to the Seller. Pursuant to the Agreement, the Seller will assign its security interests in the Financed Vehicles, along with the sale and assignment of the related Receivables, to the Trust, and the Servicer will hold the certificates of title or ownership or other documents evidencing the notation of Valley National's or the Bank's lien on the certificate of title or ownership relating to the Financed Vehicles, either directly or through the Subservicer, as custodian for the Trustee following such sale and assignment. The certificates of title will not be endorsed or otherwise amended to identify the Trust or Trustee as the new secured party, however, because of the administrative burden and expense involved.


    In Arizona and most other states, an assignment of a security interest in a Financed Vehicle along with the applicable Receivable is effective without amendment of any lien noted on a vehicle's certificate of title or ownership, and the assignee succeeds thereby to the assignor's rights as secured party. In Arizona and most other states, in the absence of fraud or forgery by the vehicle owner or of fraud, forgery, negligence or error by Valley National, the Bank or the Seller or administrative error by state or local agencies, the notation of Valley National's or the Bank's lien on the certificates of title or ownership and/or possession of such certificates with such notation will be sufficient to protect the Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent lenders who take a security interest in a Financed Vehicle. There exists a risk, however, in not identifying the Trust or Trustee as the new secured party on the certificate of title that the security interest of the Trust or the Trustee may not be enforceable. In the event the Trust has failed to obtain or maintain a perfected security interest in a Financed
Vehicle, its security interest would be subordinate to, among others, a bankruptcy trustee of the Obligor, a subsequent purchaser of the Financed Vehicle or a holder of a perfected security interest.

    The Seller will warrant in the Agreement as to each Receivable conveyed by it to the Trust that, on the Closing Date, the Bank or Valley National has a valid, subsisting and enforceable first priority perfected security interest in the Financed Vehicle securing the Receivable (subject to administrative delays and clerical errors on the part of the applicable government agency and to any statutory or other lien arising by operation of law after the Closing Date which is prior to such security interest) and such security interest has been assigned to the Seller and will be assigned by the Seller to the Trustee for the benefit of the Certificateholders. In the event of an uncured breach of such warranty, the Seller will be required to repurchase (or cause the Bank to repurchase) such Receivable for its Purchase Amount. This repurchase obligation will constitute the sole remedy available to the Trust, the Trustee and the Certificateholders for such breach. The Seller's warranties with respect to perfection and enforceability of a security interest in a Financed Vehicle will not cover statutory or other liens arising after the Closing Date by operation of law which have priority over such security interest. Accordingly, any such lien would not by itself give rise to a repurchase obligation on the part of the Seller (or the Bank).

    In the event that an Obligor moves to a state other than the state in which the Financed Vehicle is registered, under the laws of Arizona and most states, a perfected security interest in a motor vehicle continues for four months after such relocation and thereafter, in most instances, until the Obligor re-registers the motor vehicle in the new state, but in any event not beyond the surrender of the certificate. A majority of states require surrender of a certificate of title to re-register a motor vehicle and require that notice of such surrender be given to each secured party noted on the certificate of title. In those states that require a secured party take possession of a certificate of title to perfect a security interest, the secured party would learn of the re-registration through the request from the Obligor to surrender possession of the certificate of title. In those states that require a secured party to note its lien on a certificate of title to perfect a security interest but do not require possession of the certificate of title, the secured party would learn of the re-registration through notification from the applicable state department of motor vehicles that the certificate of title had been surrendered. The requirements that a certificate of title be surrendered and that notices of such surrender be given to each secured party also apply to re-registrations effected following a sale of a motor vehicle. The Bank or Valley National would therefore have the opportunity to re-perfect its security interest in a Financed Vehicle in the state of re-registration following relocation of the Obligor and would be able to require satisfaction of the related Receivable following a sale of the Financed Vehicle. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing motor vehicle loans, the Servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. However, there is a risk that an Obligor could relocate without notification to the Servicer, then file a false affidavit with the new state to cause a new certificate of title to be issued without notation of the Bank's or Valley National's lien.


    Under the laws of Arizona and many other states, certain possessory liens for repairs performed on or storage of a motor vehicle and liens for unpaid taxes as well as certain rights arising from the use of a motor vehicle in connection with illegal activities, may take priority over a perfected security interest in the motor vehicle. The Seller will warrant in the Agreement that, as of the Closing Date, the Seller has not received notice that any such liens are pending. In the event of a breach of such warranty which has a material and adverse effect on the interests of the Trust, the Trustee and the Certificateholders, the Seller will be required to repurchase (or cause the Bank to repurchase) the Receivable secured by the Financed Vehicle involved. This repurchase obligation will constitute the sole remedy available to the Trust, the Trustee and the Certificateholders for such breach. Any liens for repairs or taxes arising at any time after the Closing Date during the term of a Receivable would not give rise to a repurchase obligation on the part of the Seller (or the Bank).

REPOSSESSION

    In the event of a default by an Obligor, the holder of a Receivable has all the remedies of a secured party under the Arizona UCC, except where specifically limited by other state laws or by contract. The remedies of a secured party under the Arizona UCC include the right to repossession by means of self-help, unless such means would constitute a breach of the peace. Self-help repossession is the method employed by the Bank and Valley National in most cases, and is accomplished simply by taking possession of the motor vehicle. Generally, where the obligor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court and the motor vehicle must then be repossessed in accordance with that order. In the event of a default by an obligor, Arizona and many jurisdictions require that, absent a waiver, the obligor be notified of the default and be given a time period within which he may cure the default prior to repossession except such notice need not be given in emergency situations pursuant to an order from the appropriate state court.

NOTICE OF SALE; REDEMPTION RIGHTS

    The Arizona UCC and other state laws require the secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor generally has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus, in most cases, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale plus, in some jurisdictions, reasonable attorneys' fees. In some states, the obligor has the right, prior to actual sale, to reinstatement of the original loan terms and to return of the collateral by payment of delinquent installments of the unpaid balance.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

    The proceeds of resale of Financed Vehicles generally will be applied first to the expenses of repossession and resale and then to the satisfaction of the indebtedness on the related Receivable. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in Arizona and those states that do not prohibit or limit such judgments. Any such deficiency judgment would be a personal judgment against the

Obligor for the shortfall, however, a defaulting Obligor may have very little capital or sources of income available following repossession. Other statutory provisions, including state and federal bankruptcy laws, may interfere with a lender's ability to enforce a deficiency judgment or to collect a debt owed or realize upon collateral. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or not paid at all.

    Occasionally, after resale of a repossessed motor vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the Arizona UCC requires the secured party to remit the surplus to any other holder of a lien with respect to the motor vehicle or, if no such lienholder exists or funds remain after paying such other lienholder, to the Obligor.

CONSUMER PROTECTION LAWS

    Numerous Federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth In Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B, Z and AA, and other similar acts and regulations, state adoptions of the Uniform Consumer Credit Code and other similar laws, including the Arizona Consumer Fraud Act, Title 6 of the Arizona Revised Statutes and state usury laws. Also, state laws impose other restrictions on consumer transactions, may require contract disclosures in addition to those required under Federal law and may limit the remedies available in the event of default by an Obligor. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions where applicable. In most cases, this liability could affect the ability of an assignee, such as the Trust, to enforce secured loans such as the Receivables.

    The FTC's holder-in-due-course rule (the "FTC Rule") has the effect of subjecting a seller of motor vehicles (and certain related lenders and their assignees) in a consumer credit transaction and any assignee of the seller to all claims and defenses which the purchaser could assert against the seller. Liability under the FTC Rule is limited to the amounts paid by the purchaser under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the purchaser. The FTC Rule may be duplicated by state statutes or the common law in certain states. Although none of Valley National, the Bank or the Seller is a seller of motor vehicles and they are not subject to the jurisdiction of the FTC, the loan agreements evidencing the Receivables contain provisions which contractually apply the FTC Rule. Accordingly, Valley National, the Bank, the Seller and the Trustee as holder of the Receivables, may be subject to claims or defenses, if any, that the purchaser of a Financed Vehicle may assert against the seller of such vehicle.

    Under the motor vehicle dealer licensing laws of Arizona and most states, sellers of motor vehicles are required to be licensed to sell such vehicles at retail sale. In addition, with respect to used motor vehicles, the FTC's Rule on Sale of Used Vehicles requires that all sellers of used motor vehicles prepare, complete and display a "Buyer's Guide" which explains the warranty coverage for such vehicles. Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of used motor vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if either a Buyer's
Guide or Odometer Disclosure Statement was not properly provided to the purchaser of a Financed Vehicle, such purchaser may be able to assert a claim against the seller of such vehicle. Although none of Valley National, the Bank or the Seller is a seller of motor vehicles and they are not subject to these laws, a violation thereof may form the basis for a claim or defense against Valley National, the Bank, the Seller or the Trustee as holder of the Receivables.

    Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an Obligor from some or all of the legal consequences of a default.

    The Seller will warrant in the Agreement as to each Receivable conveyed by it to the Trust that such Receivable complied at the time it was originated and as of the Closing Date in all material respects with all requirements of applicable law. If, as of the Cutoff Date, an Obligor had a claim against the Trust for violation of any law and such claim materially and adversely affected the Trust's interest in a Receivable, such violation would create an obligation of the Seller to repurchase (or cause the Bank to repurchase) the Receivable unless the breach were cured. This repurchase obligation will constitute the sole remedy of the Trust, the Trustee and the Certificateholders against the Seller in respect of any such uncured breach. See "The Certificates--Sale and Assignment of the Receivables."

OTHER LIMITATIONS

    In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including Federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the Bankruptcy Code, a court may prevent a lender from repossessing a motor vehicle and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of such vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

    The Seller intends that the transfer of the Receivables by it to the Trustee on behalf of the Trust under the Agreement constitutes a valid sale and assignment of such Receivables. Notwithstanding the foregoing, if the Seller were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of the Seller or the Seller itself were to take the position that the sale of the Receivables by the Seller to the Trust should instead be treated as a pledge of Receivables to secure a borrowing of the Seller, delays in payments or collections of Receivables could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amounts of such payments could result. If the transfer of Receivables by the Seller to the Trust is treated as a pledge instead of a sale, a tax or government lien on the property of the Seller arising before the transfer of the Receivables to the Trust may have priority over the Trust's interest in such Receivables.


    As an insured depository institution, the Bank and its subsidiaries and persons owned or controlled by the Bank or its subsidiaries are subject to the examination, regulation and supervision of the Office of the Comptroller of the Currency (the "OCC"). The OCC has broad regulatory powers to prevent or remedy unsafe or unsound practices or other violations of applicable regulations, agreements or policies. The OCC may issue a cease-and-desist order or require affirmative action to correct any conditions resulting from any violation or practice with respect to which such order is issued including requiring such entity, among other things, to make restitution or provide reimbursement, to dispose of any loan or asset involved, to rescind agreements or contracts and to take such other action as the OCC determines to be appropriate. The Bank believes that the transactions contemplated by the Prospectus do not constitute unsafe or unsound practices and do not violate any applicable OCC regulations, agreements or policies.


                        FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of the material anticipated Federal income tax consequences of the purchase, ownership and disposition of Certificates. This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change. The discussion does not deal with all Federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary is generally limited to investors who will hold the Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code. Consequences to individual investors of investment in the Certificates will vary according to circumstances; accordingly, investors should consult their own tax advisors to determine the Federal, state, local, and other tax consequences of the purchase, ownership and disposition of the Certificates. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "IRS") with respect to any of the Federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions.

TAX STATUS OF THE TRUST

    In the opinion of Squire, Sanders & Dempsey, special tax counsel, the Trust will be classified as a grantor trust and not as an association taxable as a corporation for Federal income tax purposes. Accordingly, each Certificate Owner will be subject to Federal income taxation as if it owned directly its interest in each asset owned by the Trust and paid directly its share of reasonable expenses paid by the Trust.

    IN GENERAL. For purposes of Federal income tax, the Bank will be deemed to have retained a fixed portion of the interest due on each Receivable (the "Retained Yield") equal to the difference between (x) the APR of such Receivable and (y)(i) with respect to the Class A Percentage of such Receivable, the sum of the Class A Pass-Through Rate and the Servicing Fee Rate, and (ii) with respect to the Class B Percentage of such Receivable, the sum of the Class B Pass-Through Rate and the Servicing Fee Rate. The Retained Yield will be treated as "stripped coupons" within the meaning of Section 1286 of the Code. In addition, if the Class B Pass-Through Rate exceeds the Class A Pass-Through Rate, a portion of the interest accrued on each Receivable could be treated as a "stripped coupon" purchased by the Class B Certificate Owners or as an amount received as consideration for a guaranty. Accordingly, each Class A Certificate Owner will be treated as owning its pro rata percentage interest in the principal of, and interest payable on, each Receivable (minus the portion of the interest payable on such Receivable that is treated as Retained Yield and less any amount treated as a stripped coupon purchased by the Class B Certificate Owners or received as consideration for a guaranty), and such interest in each Receivable will be treated as a "stripped bond" within the meaning of Section 1286 of the Code. Similarly, each Class B Certificate Owner will be treated as owning its pro rata percentage interest in the principal of each Receivable, plus a disproportionate share of the interest payable on each Receivable or any amount treated as consideration for a guaranty.

CLASS A CERTIFICATE OWNERS

    Because Class A Certificates represent stripped bonds, they will be subject to the original issue discount ("OID") rules of the Code. Accordingly, the tax treatment of a Class A Certificate Owner will depend upon whether the amount of OID on a Class A Certificate is less than a statutorily defined de minimis amount.


    In general, under regulations issued under Section 1286 of the Code, the amount of OID on a Receivable treated as a "stripped bond" will be de minimis if it is less than one quarter of one percent of the stated redemption price at maturity, as defined in Section 1273(a)(2) of the Code, for each full year remaining after the purchase date until the maturity of the Receivable. The maturity date is based on the weighted average maturity date (and a reasonable prepayment assumption may have to be taken into account in determining weighted average maturity). Under the regulations, it appears that the portion of the interest on each Receivable payable to the Class A Certificate Owners will be treated as "qualified stated interest." As a result, the amount of OID on a Receivable will equal the amount by which the price at which a Certificate Owner is deemed to have acquired an interest in a Receivable (the "Purchase Price") is less than the portion of the remaining principal balance of the Receivable allocable to the interest acquired. Although the matter is not free from doubt, the Trust intends to take the positions (i) that the amount of OID on the Receivables will be determined by aggregating all payments on the Receivables allocable to the Class A Certificate Owners (not including the Retained Yield), and treating the portion of all payments on the Receivables allocable to the Class A Certificate Owners as a single obligation on an aggregate basis, rather than being determined separately with respect to each Receivable, and (ii) that no separate allocation of consideration must be made to accrued interest or to amounts held in the Collection Account.


    Based on these positions, it is anticipated that the Certificates will not be issued initially with OID (or that any OID present will be DE MINIMIS). The IRS could require, instead, that the computation be performed on a Receivable-by-Receivable basis. In the preamble to the regulations under Section 1286 of the Code, the IRS requests comment on appropriate aggregation rules. Any such recalculation could adversely affect the timing and character of a Class A Certificate Owner's income. The IRS might also require that a portion of the purchase price of a Certificate be allocated to accrued interest on each Receivable and to amounts held in the Collection Account pending distribution to Certificate Owners at the time of purchase as though such accrued interest and collections on the Receivables were separate assets purchased by the Certificate Owner. Any such allocation would reduce the Purchase Price and thus increase the discount (or decrease the premium) on the Receivables.

    If the amount of OID is DE MINIMIS under the rule set forth above, the Class A Certificates would not be treated as having OID. Each Class A Certificate Owner would be required to report on its Federal income tax return its share of the gross income of the Trust, including interest and certain other charges accrued on the Receivables and any gain upon collection or disposition of the Receivables (but not including any portion of the Retained Yield). Such gross income attributable to interest on the Receivables would exceed the Class A Certificate Rate by an amount equal to the Class A Certificate Owner's share of the expenses of the Trust for the period during which it owns a Class A Certificate. The Class A Certificate Owner would be entitled to deduct its share of expenses of the Trust to the extent described below. Any amounts received by a Class A Certificate Owner from the Reserve Fund or from the subordination of the Class B Certificates will be treated for Federal income tax purposes as having the same characteristics as the payments they replace.

    A Class A Certificate Owner would report its share of the income of the Trust under its usual method of accounting. Accordingly, interest would be includible in a Certificate Owner's gross income when it accrues on the Receivables, or, in the case of Certificate Owners who are cash basis taxpayers, when received by the Servicer on behalf of Certificate Owners. Because (i) interest accrues on the Receivables over differing monthly periods and is paid in arrears and (ii) interest collected on a Receivable generally is paid to Certificateholders in the following month, the amount of interest accruing to a Certificate Owner during any calendar month will not equal the interest distributed in that month. The actual amount of discount on a Receivable would be includible in income as principal payments are received on the Receivables.

    If the OID on a Receivable is not treated as being de minimis, in addition to the amounts described above, a Class A Certificate Owner will be required to include in income any OID as it accrues on a daily basis, regardless of when cash payments are received, using a method reflecting a constant yield on the Receivables. It is possible that the IRS could require use of a prepayment assumption in computing the yield of a Receivable. If a Receivable is deemed to be acquired by a Certificate Owner at a significant discount, such treatment could accelerate the accrual of income by a Certificate Owner.

    The Servicer intends to account for OID, if any, reportable by holders of Class A Certificates by reference to the price paid for a Class A Certificate by an initial purchaser, although the amount of OID will differ for subsequent purchasers. Such subsequent purchasers should consult their tax advisors regarding the proper calculation of OID on the interest in Receivables represented by a Class A Certificate.

    In the event that a Receivable is treated as purchased at a premium (i.e., its Purchase Price exceeds the portion of the remaining principal balance of such Receivable allocable to the Certificate Owner), such premium will be amortizable by the Certificate Owner as an offset to interest income (with a corresponding reduction in the Certificate Owner's basis) under a constant yield method over the term of the Receivable if an election under Section 171 of the Code is made with respect to the interests in the Receivables represented by the Certificates or was previously in effect. Any such election will also apply to all debt instruments held by the Certificate Owner during the year in which the election is made and all debt instruments acquired thereafter.

    A Certificate Owner will be entitled to deduct, consistent with its method of accounting, its pro rata share of reasonable servicing fees and other fees paid or incurred by the Trust as provided in Section 162 or 212 of the Code. If a Certificate Owner is an individual, estate or trust, the deduction for such holder's share of such fees will be allowed only to the extent that all of such holder's miscellaneous itemized deductions, including such holder's share of such fees, exceed 2% of such holder's adjusted gross income. In addition, in the case of Certificate Owners who are individuals, certain otherwise allowable itemized deductions will be reduced, but not by more than 80%, by an amount equal to 3% of such Certificate Owner's adjusted gross income in excess of a statutorily defined threshold.

CLASS B CERTIFICATE OWNERS

    IN GENERAL. Except as described below, it is believed that the Class B Certificate Owners will be subject to tax in the same manner as Class A Certificate Owners. However, no Federal income tax authorities address the precise method of taxation of an instrument such as the Class B Certificates. In the absence of applicable authorities, the Servicer intends to report income to Class B Certificate Owners in the manner described below.

    Each Class B Certificate Owner will be treated as owning (i) the Class B Percentage of the principal on each Receivable plus (ii) a disproportionate portion of the interest on each Receivable (not including the Retained Yield). Income will be reported to a Class B Certificate Owner based on the assumption that all amounts payable to the Class B Certificate Owners are taxable under the coupon stripping provisions of the Code and treated as a single obligation. In applying those provisions, the Servicer will take the position that a Class B Certificate Owner's entire share of the interest on a Receivable will qualify as "qualified stated interest". Thus, except to the extent modified by the effects of subordination of the Class B Certificates, as described below, income will be reported to Class B Certificate Owners in the manner described above for holders of the Class A Certificates.

    EFFECT OF SUBORDINATION. If the Class B Certificate Owners receive distributions of less than their share of the Trust's receipts of principal or interest (the "Shortfall Amount") because of the subordination of the Class B Certificates, holders of Class B Certificates would probably be treated for Federal income tax purposes as if they had (1) received as distributions their full share of such receipts, (2) paid over to the Class A Certificate Owners an amount equal to such Shortfall Amount, and (3) retained the right to reimbursement of such amounts to the extent of future collections otherwise available for deposit in the Reserve Fund.

    Under this analysis, (1) Class B Certificate Owners would be required to accrue as current income any interest or OID income of the Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the Class A Certificate Owners, (2) a loss would only be allowed to the Class B Certificate Owners when their right to receive reimbursement of such Shortfall Amount became worthless (i.e., when it becomes clear that the amount will not be available from any source to reimburse such loss), and (3) reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Class B Certificate Owners because such amount was previously included in income. Those results should not significantly affect the inclusion of income for Class B Certificate Owners on the accrual method of accounting, but could accelerate inclusion of income to Class B Certificate Owners on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions is unclear.

SALES OF CERTIFICATES

    A Certificate Owner that sells a Certificate will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the Certificate. In general, such adjusted basis will equal the Certificate Owner's cost for the Certificate, increased by the amount of any income previously reported with respect to the Certificate, and decreased by the amount of any losses previously reported with respect to the Certificate and the amount of any distributions received thereon. Any such gain or loss generally will be capital gain or loss if the assets underlying the Certificate were held as capital assets, except that, in the case of a Certificate that was acquired with more than a de minimis amount of market discount, such gain will be treated as ordinary interest income to the extent of the portion of such discount that accrued during the period in which the seller held the Certificate and that was not previously included in income.

FOREIGN CERTIFICATE OWNERS

    Interest attributable to Receivables which is payable to a foreign Certificate Owner will generally not be subject to the normal 30% withholding tax imposed with respect to such payments, provided that such Certificate Owner is not engaged in a trade or business in the United States and that such Certificate Owner fulfills certain certification requirements. Under such certification requirements, the Certificate Owner must certify, under penalties of perjury, that it is not a "United States person" and it is the beneficial owner of the Certificates, and must provide its name and address. For this purpose, "United States person" means a citizen or resident of the United States, a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is includible in gross income for United States Federal income tax purposes, regardless of its source.

INFORMATION REPORTING AND BACKUP WITHHOLDING

    The Trustee will furnish or make available, within the prescribed period of time for tax reporting purposes after the end of each calendar year, to each Certificate Owner or each person holding a Certificate on behalf of a Certificate Owner at any time during such year, such information as the Trustee deems necessary or desirable to assist Certificate Owners in preparing their federal income tax returns. Payments made on the Certificates and proceeds from the sale of Certificates will not be subject to a "backup" withholding tax of 31% unless, in general, the Certificate Owner fails to comply with certain reporting procedures and is not an exempt recipient under applicable provisions of the Code.

                        STATE AND LOCAL TAX CONSEQUENCES

    The discussion above does not address the tax consequences of purchase, ownership or disposition of the Certificates under any state or local tax law. Investors should consult their own tax advisors regarding state and local tax consequences.

                              ERISA CONSIDERATIONS

    A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of ERISA, should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the Certificates. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors: (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment. Fiduciaries of plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

    In addition, benefit plans subject to ERISA, as well as individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code and any entity whose source of funds for the purchase of Certificates includes plan assets by reason of a plan or account investing in such entity (each, a "Plan"), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by
Section 4975 of the Code.

    An investment in Certificates by a Plan might result in the assets of the Trust being deemed to constitute Plan assets, which in turn might mean that certain aspects of such investment, including the operation of the Trust, might be prohibited transactions under ERISA and the Code. Neither ERISA nor the Code defines the term "plan assets." Under Section 2510.3-101 of the United States Department of Labor ("DOL") regulations (the "Regulation"), a Plan's assets may include an interest in the underlying assets of an entity (such as a trust) for certain purposes, including the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" in such entity, unless certain exceptions apply. The Seller believes that the Certificates will give Certificateholders an equity interest in the Trust for purposes of the Regulation and can give no assurance that the Certificates will qualify for any of the exceptions under the Regulation. As a result, the assets of the Trust may be considered the assets of any Plan which acquires a Certificate.

    The DOL has issued individual exemptions, Prohibited Transaction Exemption ("PTE") 95-89, Exemption Application No. D-10046, 60 Fed. Reg. 49011 (1995), to Banc One Capital Corporation, and PTE 89-89, as amended, Exemption Application No. D-6446, 54 Fed. Reg. 42,589 (1989), to Salomon Brothers Inc (collectively, the "Exemption"). The Exemption generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code and Section 502(i) of ERISA certain transactions relating to the initial purchase, holding and subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements set forth in the Exemption. The receivables covered by the Exemption include motor vehicle installment obligations such as the Receivables. The Seller believes that the Exemption will apply to the acquisition, holding and resale of the Class A Certificates by a Plan and that all conditions of the Exemption other than those within the control of the investors have been or will be met.


    The Exemption sets forth six general conditions that must be satisfied for a transaction involving the acquisition of the Class A Certificates by a Plan to be eligible for the exemptive relief thereunder:

        (1) the acquisition of the Class A Certificates by a Plan is on terms (including the price for the Class A Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

        (2) the rights and interests evidenced by the Class A Certificates acquired by a Plan are not subordinated to the rights and interest evidenced by other certificates of the Trust;

        (3) the Class A Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any one of four rating entities;

        (4) the Trustee is not an affiliate of any other member of the "Restricted Group", which consists of the Underwriters, the Seller, the Trustee, the Servicer, each subservicer, each insurer and any Obligor with respect to the Receivables included in the Trust constituting more than 5% of the aggregate unamortized principal balance of the assets of the Trust as of the date of initial issuance of the Class A Certificates, and any affiliate of such parties.

        (5) the sum of all payments made to and retained by the Underwriters in connection with the offering of the Class A Certificates represents not more than reasonable compensation for placing the Class A Certificates. The sum of all payments made to and retained by the Servicer represents not more than the reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and

        (6) the Plan investing in the Class A Certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

    Because the rights and interests evidenced by the Class A Certificates acquired by a Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust, the second general condition set forth above is satisfied. It is a condition of the issuance of the Class A Certificates that they be rated in the highest rating category by a nationally recognized rating agency and thus the third general condition should be satisfied. The Seller and the Servicer expect that the fourth general condition set forth above will be satisfied with respect to the Class A Certificates. A fiduciary of a Plan contemplating purchasing a Class A certificate must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to the Class A Certificates.

    If the general conditions of the Exemption are satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(a) and 407(a) of ERISA as well as the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer or holding of the Class A Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Class A Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Class A Certificates an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

    If certain specific conditions of the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) and 407(a) of ERISA and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code in connection with the direct or indirect sale, exchange, transfer or holding of Class A Certificates in the initial issuance of Class A Certificates between the Seller or the Underwriters and a Plan other than an Excluded Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the Class A Certificates is (a) an Obligor with respect to 5% or less of the fair market value of the Receivables or (b) an affiliate of such person.

    The Exemption  also  may provide  relief  from the  restriction  imposed  by
Sections 406(a) and 407(a) of ERISA and the taxes imposed by Section 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest or a disqualified person with respect to an investing Plan by virtue of providing services to a Plan (or by virtue of having certain specified relationships to such a person) solely as a result of such Plan's ownership of Class A Certificates.

    Before purchasing a Class A Certificate, a fiduciary of a Plan should itself confirm (a) that the Class A Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific conditions set forth in Section II of the Exemption and the other requirements set forth in the Exemption will be satisfied.

    Any Plan fiduciary considering whether to purchase a Class A Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

    Because the Class B Certificates are subordinate interests, the Exemption will not be available for Class B Certificates. Accordingly, no Class B Certificate may be purchased by or otherwise transferred to a Plan other than an "insurance company general account" as defined in, and which complies with the provisions of, PTE 95-60 which may be deemed to be holding Plan assets. Furthermore, each purchaser of Class B Certificates will be deemed to have represented that it is not acquiring Class B Certificates, directly or indirectly, for or on behalf of a Plan other than an "insurance company general account" as defined in, and which complies with the provisions of, PTE 95-60. If Definitive Certificates are issued, each transferee of a Class B Certificate will be required to deliver to the Trustee a certificate to such effect. Any purchaser whose source of funds for the purchase of Class B Certificates includes such assets of an insurance company general account should itself confirm that all applicable requirements set forth in PTE 95-60 will be satisfied, particularly the requirement (set forth in Section IV(c) of PTE 95-60) that neither the insurance company nor an affiliate thereof will be a party in interest or disqualified person in connection with the purchase and holding of Class B Certificates or the servicing, management and operation of the Trust.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in the underwriting agreement relating to the Certificates (the "Underwriting Agreement"), the Seller has agreed to sell to each of the Underwriters named below (collectively, the "Underwriters"), and each of the Underwriters has severally agreed to purchase, the principal balance of each Class of Certificates set forth opposite its name below:


                                                              PRINCIPAL         PRINCIPAL
                                                               BALANCE           BALANCE
                                                              OF CLASS A        OF CLASS B
UNDERWRITERS                                                 CERTIFICATES      CERTIFICATES
- ---------------------------------------------------------  ----------------  ----------------
Banc One Capital Corporation.............................   $  146,729,500   $   6,113,865.77
Salomon Brothers Inc.....................................   $  146,729,500   $   6,113,865.76
                                                           ----------------  ----------------
      Total..............................................   $  293,459,000   $  12,227,731.53
                                                           ----------------  ----------------
                                                           ----------------  ----------------


    The Seller has been advised by the Underwriters that they propose to offer the Certificates to the public initially at the public offering prices set forth on the cover page of this Prospectus, and to certain dealers at such prices less a concession of 0. % per Class A Certificate and 0. % per Class B Certificate; that the Underwriters and such dealers may allow a discount of 0. % per Class A Certificate and 0. % per Class B Certificate on the sale to certain other dealers; and that after the initial public offering of the Certificates, the public offering prices and the concessions and discounts to dealers may be changed by the Underwriters.

    The Seller has agreed to indemnify the several Underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriters may be required to make in respect thereof.

    The Trustee or the Collateral Agent, as applicable, may, from time to time, invest the funds in the Accounts in Eligible Investments acquired from the Underwriters.

    After the initial distribution of the Certificates by the Underwriters, this Prospectus may be used by Banc One Capital Corporation, an affiliate of the Seller, the Servicer and the Subservicer, in connection with offers and sales relating to market making transactions in the Certificates. Banc One Capital Corporation may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

                          NOTICE TO CANADIAN RESIDENTS

RESALE RESTRICTIONS

    The distribution of the Certificates in Canada is being made only on a private placement basis exempt from the requirement that the Trust prepare and file a prospectus with the securities regulatory authorities in each province where trades of the Certificates are effected. Accordingly, any resale of the Certificates in Canada must be made in accordance with applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with available statutory exemptions or pursuant to a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the Certificates.

REPRESENTATIONS OF PURCHASERS

    Each purchaser of Certificates in Canada who receives a purchase confirmation will be deemed to represent to the Seller, the Trust and the dealer from whom such purchase confirmation is received that (i) such purchaser is entitled under applicable provincial securities laws to purchase such Certificates without the benefit of a prospectus qualified under such securities laws, (ii) where required by law, that such purchaser is purchasing as principal and not as agent, and (iii) such purchaser has reviewed the text above under "Resale Restrictions."

RIGHTS OF ACTION AND ENFORCEMENT

    The securities being offered are those of a foreign issuer and Ontario purchasers will not receive the contractual right of action prescribed by section 32 of the Regulation under the SECURITIES ACT (Ontario). As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission or rights of action under the civil liability provisions of the U.S. federal securities laws.

    The Trust, the Seller, the Servicer and the Trustee and their respective directors and officers, if any, as well as the experts named herein, may be located outside of Canada and, as a result, it may not be possible for Ontario purchasers to effect service of process within Canada upon the Issuer or such persons. All or a substantial portion of the assets of the Issuer and such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the Issuer or such persons in Canada or to enforce a judgment obtained in Canadian courts against such Issuer or persons outside of Canada.

NOTICE TO BRITISH COLUMBIA RESIDENTS

    A purchaser of the Certificates to whom the SECURITIES ACT (British Columbia) applies is advised that such purchaser is required to file with the British Columbia Securities Commission a report within ten days of the sale of any of the Certificates acquired by such purchaser pursuant to this offering. Such report must be in the form attached to British Columbia Securities Commission Blanket Order BOR #88/5. Only one such report must be filed in respect of the Certificates acquired on the same date and under the same prospectus exemption.

                                 LEGAL MATTERS

    The validity of the Certificates will be passed upon for the Seller by Squire, Sanders & Dempsey, Columbus, Ohio, and for the Underwriters by Stroock & Stroock & Lavan, New York, New York. Certain Federal income tax matters will be passed upon for the Seller by Squire, Sanders & Dempsey.

                                    ANNEX I
                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

    Except in certain limited circumstances, the globally offered Certificates of Banc One Auto Grantor Trust 1996-B (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

    Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

    Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

    Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositories of Cedel and Euroclear (in such capacity) and as DTC Participants.

    Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their Participants.

INITIAL SETTLEMENT

    All Global Securities will be held in book-entry form by DTC in the name of Cede as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their Participants through their respective Depositories, which in turn will hold such positions in accounts as DTC Participants.

    Investors electing to hold their Global Securities through DTC will follow the settlement practices specified by the Underwriters. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global securities and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to insure that settlement can be made on the desired value date.

    TRADING  BETWEEN  DTC PARTICIPANTS.   Secondary  market trading  between DTC
Participants will be settled in same-day funds.

    TRADING BETWEEN  CEDEL  AND/OR  EUROCLEAR PARTICIPANTS.    Secondary  market
trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    TRADING BETWEEN DTC SELLER AND CEDEL OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depository, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depository of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

    Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

    As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance the settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depository for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

    TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depository, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedel or Euroclear will instruct the respective Depository, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last interest payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

    Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

        (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

        (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

        (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL WITHHOLDING TAXES AND DOCUMENTATION REQUIREMENTS

    A beneficial owner of Global Securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owners take one of the following steps to obtain an exemption or reduced tax rate:

    EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

    EXEMPTION  FOR  NON-U.S.  PERSONS WITH  EFFECTIVELY  CONNECTED  INCOME (FORM
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

    EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are beneficial owners of Global Securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificateholder or his agent.

    EXEMPTION FOR U.S. PERSONS (FORM W-9).   U.S. Persons can obtain a  complete
exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

    U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The holder of a Global Securities or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

    The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary of documentation requirements does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                            INDEX OF PRINCIPAL TERMS


                                                                                                                PAGE
                                                                                                                -----
Accounts...................................................................................................          28
Aggregate Net Losses.......................................................................................          33
Agreement..................................................................................................           3
Arizona UCC................................................................................................          10
APR........................................................................................................           4
Bank.......................................................................................................           3
BANC ONE...................................................................................................          21
Business Day...............................................................................................           5
Call Report................................................................................................          22
Cede.......................................................................................................           2
Cedel......................................................................................................           1
Cedel Participants.........................................................................................          24
Closing Date...............................................................................................          10
Collection Account.........................................................................................          27
Collection Period..........................................................................................           6
Certificate Owner..........................................................................................          23
Certificateholders.........................................................................................           5
Certificates...............................................................................................           1
Charge-off Rate............................................................................................          33
Class......................................................................................................           3
Class A Certificateholders.................................................................................           5
Class A Certificates.......................................................................................           1
Class A Distribution Account...............................................................................          27
Class A Interest Carryover Shortfall.......................................................................          31
Class A Interest Distribution..............................................................................          31
Class A Monthly Interest...................................................................................           5
Class A Monthly Principal..................................................................................           6
Class A Pass-Through Rate..................................................................................           4
Class A Percentage.........................................................................................           3
Class A Pool Factor........................................................................................          21
Class A Principal Balance..................................................................................           5
Class A Principal Carryover Shortfall......................................................................          31
Class A Principal Distribution.............................................................................          32
Class B Certificateholders.................................................................................           5
Class B Certificates.......................................................................................           1
Class B Distribution Account...............................................................................          27
Class B Interest Carryover Shortfall.......................................................................          32
Class B Interest Distribution..............................................................................          31
Class B Monthly Interest...................................................................................           5
Class B Monthly Principal..................................................................................           6
Class B Pass-Through Rate..................................................................................           5
Class B Percentage.........................................................................................           3
Class B Pool Factor........................................................................................          21
Class B Principal Balance..................................................................................          32
Class B Principal Carryover Shortfall......................................................................          32
Class B Principal Distribution.............................................................................          32
Closing Date...............................................................................................           4
Code.......................................................................................................           9
Collateral Agent...........................................................................................           3
Collection Account.........................................................................................          27

                                                                                                                PAGE
                                                                                                                -----
Collection Period..........................................................................................           6
Collections................................................................................................          30
Commission.................................................................................................           2
Cooperative................................................................................................          25
Cutoff Date................................................................................................           1
Dealer Agreements..........................................................................................          14
Dealers....................................................................................................          14
Definitive Certificates....................................................................................          23
Delinquency Percentage.....................................................................................          34
Depositories...............................................................................................          23
Determination Date.........................................................................................          29
Direct Participants........................................................................................          23
Distribution Date..........................................................................................           5
Distribution Date Statement................................................................................          34
DOL........................................................................................................          47
DTC........................................................................................................           2
Eligible Deposit Account...................................................................................          28
Eligible Institution.......................................................................................          28
Eligible Investments.......................................................................................          28
Eligible Trust Company.....................................................................................          28
ERISA......................................................................................................           9
Euroclear..................................................................................................           1
Euroclear Operator.........................................................................................          25
Euroclear Participants.....................................................................................          25
Events of Servicing Termination............................................................................          36
Exchange Act...............................................................................................           2
Excluded Plan..............................................................................................          48
Exemption..................................................................................................          48
Final Scheduled Distribution Date..........................................................................           1
Final Scheduled Maturity Date..............................................................................           4
Financed Vehicles..........................................................................................           4
FTC Rule...................................................................................................          42
Global Securities..........................................................................................          52
Holders....................................................................................................          26
Indirect Participants......................................................................................          23
Insolvency Laws............................................................................................          22
Interest Collections.......................................................................................          30
Issuer.....................................................................................................           3
IRS........................................................................................................          43
Liquidated Receivables.....................................................................................          30
Liquidation Proceeds.......................................................................................          30
Loan Purchase and Servicing Agreement......................................................................           4
Loan Sale Agreement........................................................................................           4
Motor Vehicle Loans........................................................................................          14
Obligors...................................................................................................           4
OCC........................................................................................................          43
Ohio UCC...................................................................................................          10
OID........................................................................................................          44
Original Class A Principal Balance.........................................................................           3
Original Class B Principal Balance.........................................................................           3
Original Pool Balance......................................................................................           7
Originators................................................................................................          13

                                                                                                                PAGE
                                                                                                                -----
Paid-Ahead Period..........................................................................................          20
Paid-Ahead Receivable......................................................................................          20
Participants...............................................................................................          23
Plan.......................................................................................................           9
Pool Balance...............................................................................................           7
Principal Collections......................................................................................           6
PTE........................................................................................................          48
Purchase Amount............................................................................................          27
Purchase Price.............................................................................................          44
Rating Agency..............................................................................................           8
Realized Losses............................................................................................          32
Receivable File............................................................................................          27
Receivables................................................................................................           1
Record Date................................................................................................           5
Recoveries.................................................................................................          30
Registration Statement.....................................................................................           2
Regulation.................................................................................................          47
Reserve Fund...............................................................................................           6
Restricted Group...........................................................................................          48
Retained Yield.............................................................................................          44
Rules......................................................................................................          24
Securities Act.............................................................................................           2
Seller.....................................................................................................           3
Servicer...................................................................................................           3
Servicing Fee..............................................................................................           8
Servicing Fee Rate.........................................................................................           8
Shortfall Amount...........................................................................................          46
Simple Interest Receivable.................................................................................          17
Specified Reserve Balance..................................................................................           7
Subservicer................................................................................................           3
Terms and Conditions.......................................................................................          25
Trust......................................................................................................           3
Trustee....................................................................................................           3
Trust Property.............................................................................................           4
UCC........................................................................................................          10
Underwriters...............................................................................................          50
Underwriting Agreement.....................................................................................          50
U.S. Person................................................................................................          54
Valley National............................................................................................           3

- --------------------------------------------
                                    --------------------------------------------
- --------------------------------------------
                                    --------------------------------------------

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER, THE SERVICER OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                            ------------------------

                               TABLE OF CONTENTS


                                                      PAGE
                                                      -----
Reports to Certificateholders....................           2
Available Information............................           2
Incorporation of Certain Documents by
 Reference.......................................           2
Summary of Terms.................................           3
Risk Factors.....................................          10
Formation of the Trust...........................          12
The Trust Property...............................          13
The Portfolio of Motor Vehicle Loans.............          13
The Receivables Pool.............................          17
Maturity and Prepayment Assumptions..............          20
Yield Considerations.............................          21
Pool Factors and Trading Information.............          21
Use of Proceeds..................................          21
The Seller.......................................          21
The Servicer and the Subservicer.................          22
The Certificates.................................          23
Certain Legal Aspects of the Receivables.........          39
Federal Income Tax Consequences..................          43
State and Local Tax Consequences.................          47
ERISA Considerations.............................          47
Underwriting.....................................          50
Notice to Canadian Residents.....................          50
Legal Matters....................................          51
Annex I..........................................          52
Index of Principal Terms.........................          55


                            ------------------------


UNTIL SEPTEMBER , 1996 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.



                                $305,686,731.53
                          BANC ONE AUTO GRANTOR TRUST
                                     1996-B



                                $293,459,000.00
                                  CLASS A    %
                           ASSET BACKED CERTIFICATES



                                 $12,227,731.53
                                  CLASS B    %
                           ASSET BACKED CERTIFICATES



                            BANC ONE ABS CORPORATION

                                     SELLER


                             BANK ONE, ARIZONA, NA

                                    SERVICER

                             ---------------------


                                   PROSPECTUS
                                 JUNE   , 1996


                             ---------------------


                          BANC ONE CAPITAL CORPORATION



                              SALOMON BROTHERS INC


- --------------------------------------------
                                    --------------------------------------------
- --------------------------------------------
                                    --------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.


SEC Registration Fee......................................................  $ 105,410
Printing and Engraving....................................................  $  45,000
Trustee's Fees............................................................  $   4,000
Legal Fees and Expenses...................................................  $ 100,000
Blue Sky Fees and Expenses................................................  $  30,000
Accountant's Fees and Expenses............................................  $  50,000
Rating Agency Fees........................................................  $ 193,542
Miscellaneous Fees and Expenses...........................................  $   5,048
                                                                            ---------
    Total Expenses........................................................  $ 533,000
                                                                            ---------
                                                                            ---------



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


    Section 1701.13(E) of the Ohio General Corporation Law sets forth provisions which define the extent which a corporation may indemnify directors, officers and employees. Those provisions have been adopted by the Registrant in Article VI of Registrant's Code of Regulations, which provides as follows:

        The Corporation may indemnify any director or officer, any former director or officer of the Corporation and any person who is or has served at the request of the Corporation as a director, officer or trustee of any other corporation, partnership, joint venture, trust or other enterprise (and his heirs, executors and administrators) against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director, officer or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to the full extent and according to the procedures and requirements set forth in the Ohio General Corporation Law as the same may be in effect from time to time. The indemnification provided for herein shall not be deemed to restrict the right of the Corporation to
    (i) indemnify employees, agents and others permitted by such Law, (ii) purchase and maintain insurance or provide similar protection on behalf of directors, officers or such other persons against liabilities asserted against them or expenses incurred by them arising out of their service to the Corporation as contemplated herein, and (iii) enter into agreements with such directors, officers, employees, agents or others indemnifying them against any and all liabilities (or such lesser indemnification as may be provided in such agreement) asserted against them or incurred by them arising out of their service to the Corporation as contemplated herein.

    The Registrant's parent, BANC ONE CORPORATION, has entered into indemnification agreements with certain directors and executive officers of the Registrant that provide for indemnification unless the indemnitee's conduct is finally adjudged by a court to be knowingly fraudulent, deliberately dishonest or willful misconduct.

    The Underwriting Agreement filed as Exhibit 1.1 hereto provides for indemnification by the Underwriters of the Registrant and its directors, officers and controlling persons for certain liabilities arising under the Securities Act of 1933 or otherwise.

ITEM 16.  EXHIBITS


      1.1  Form of Underwriting Agreement
      3.1  Articles of Incorporation of Banc One ABS Corporation
      3.2  Code of Regulations of Banc One ABS Corporation
      4.1  Form of Pooling and Servicing Agreement
      4.2  Form of Certificate (included as part of Exhibit 4.1)
      5.1  Opinion of Squire, Sanders & Dempsey with respect to legality
           Opinion of Squire, Sanders & Dempsey with respect to federal income tax
      8.1   matters
     10.1  Form of Loan Sale Agreement
           Consent of Squire, Sanders & Dempsey (contained in Exhibit 5.1 and Exhibit
     23.1   8.1)
     24.1  Powers of Attorney (included as part of signature page)*


- ------------------------

*Previously filed.


ITEM 17.  UNDERTAKINGS

    The undersigned registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

        (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        (4) For purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) To provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

        (6) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (7) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (8) To remove from registration  by means of a post-effective  amendment
    any   of  the  securities  being  registered  which  remain  unsold  at  the termination of the offering.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, Banc One ABS Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus and State of Ohio on June 17, 1996.


                                          BANC ONE ABS CORPORATION


                                          By:         /s/ STEVEN R. BLUHM

                                             -----------------------------------
                                                     Steven R. Bluhm
                                                        President


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



             SIGNATURE                         TITLE                  DATE
- -----------------------------------  -------------------------  ----------------

                                     President and Director
        /s/ STEVEN R. BLUHM           (principal executive,
- -----------------------------------   financial and accounting   June 17, 1996
          Steven R. Bluhm             officer)

      /s/ JEFFREY B. UPPERMAN
- -----------------------------------  Vice President and          June 17, 1996
        Jeffrey B. Upperman           Director

                               INDEX TO EXHIBITS


  EXHIBIT
  NUMBER     EXHIBIT                                                                                              PAGE
- -----------  -------------------------------------------------------------------------------------------------  ---------
       1.1   Form of Underwriting Agreement

       3.1   Articles of Incorporation of Banc One ABS Corporation

       3.2   Code of Regulations of Banc One ABS Corporation

       4.1   Form of Pooling and Servicing Agreement

       4.2   Form of Certificate (included as part of Exhibit 4.1)

       5.1   Opinion of Squire, Sanders & Dempsey with respect to legality

       8.1   Opinion of Squire, Sanders & Dempsey with respect to federal income tax matters

      10.1   Form of Loan Sale Agreement

      23.1   Consent of Squire, Sanders & Dempsey (contained in Exhibit 5.1 and Exhibit 8.1)

      24.1   Powers of Attorney (included as part of signature page)*


- ------------------------

* Previously filed.